CREDIT AGREEMENT  dated as of May 19, 1994 among FARMLAND
INDUSTRIES, INC., a Kansas cooperative corporation ("Borrower"), THE NATIONAL BANK FOR COOPERATIVES ("CoBank"), COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank"), ABN AMRO BANK N.V., THE BANK OF NOVA SCOTIA, BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY, THE CHASE MANHATTAN BANK, N.A., COMMERCE BANK OF KANSAS CITY, N.A., NBD BANK, N.A., and each other lender which may hereafter execute and deliver an Assignment and Assumption Agreement pursuant to Section 11.04 of this Agreement (each a "Bank" and collectively, the "Banks"), CoBank, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, "Administrative Agent"), and Rabobank, as agent for the Banks (in such capacity, together with its successors in such capacity, "Agent"). The Administrative Agent and the Agent are each individually a "Co-Agent" and collectively the "Co-Agents".


             ARTICLE I.  DEFINITIONS, ACCOUNTING TERMS, COMPUTATION
                   OF TIME PERIODS, AND RULES OF CONSTRUCTION

                  Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

                  "Additional Cost" has the meaning specified in Section 2.19.

                  "Administrative Agent" has the meaning specified in the preamble.

                  "Administrative Agent's Office" means the Administrative Agent's address as set forth on the signature page of this Agreement, or such other address as the Administrative Agent may designate from time to time by written notice to the Borrower, the Banks and the Agent.

                  "Advance" means a Line of Credit Advance or Swing Line Advance or Revolving Credit Advance or Bid Rate Advance or any or all of the foregoing, as the context may require.

                  "Affected Loan" has the meaning specified in Section 2.22.

                  "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is controlled by, or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agent" has the meaning specified in the preamble.

                  "Agent's Office" means the Agent's address as set forth on the signature page of this Agreement, or such other address as the Agent may designate from time to time by written notice to the Borrower, the Banks and the Administrative Agent.

                  "Agreement" means this Credit Agreement.

                  "Applicable Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank designated as such for such type of Loan on its signature page hereof or in the applicable Assignment and Assumption Agreement or such other office of such Bank as such Bank may from time to time specify to the Administrative Agent, the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

                  "Applicable Margin" means:

                  (1)  Line of Credit

                       (a) CD Advances Loans. With respect to Line of Credit Advances which are CD Advances, seventy-two hundredths of one percent (0.72%); and

                       (b) LIBOR. With respect to Line of Credit Advances which are LIBOR Advances, six hundred twenty-five thousandths of one percent (0.625%);

                  (2)  Revolving Credit.

                       (a) CD Advances. With respect to Revolving Credit Advances which are CD Advances, ninety-three hundredths of one percent (0.93%); and

                       (b) LIBOR Advances. With respect to Revolving Credit Advances which are LIBOR Advances, eight tenths of one percent (0.8%);

                  "Assessment Rate" means, for any Interest Period for any CD Advance, the average of the highest and lowest annual assessment rates (determined by the CD Reference Bank as at the first day of such Interest Period and rounded upwards, if necessary, to the nearest 1/100 of 1%) that the Federal Deposit Insurance Corporation (or any successor) charges members of the Bank Insurance Fund pursuant to 12 C.F.R. part 327 (or any successor provision) for such Corporation's (or such successor's) insuring time deposits at offices of such members in the United States of America.

                  "Assignee" has the meaning specified in Section 11.04.

                  "Asset Acquisition Obligation" means any and all payment obligations under any of the following: (1) a conditional sale or title retention agreement, (2) a Capital Lease, or (3) an Operating Lease of the type referred to and covered by subsection 2(b) of the definition of Combined Funded Debt.

                  "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement, substantially in the form of Exhibit K, pursuant to which a Bank assigns and an Assignee assumes rights and obligations in accordance with
Section 11.04.

                  "Bank" or "Banks" has the meaning specified in the preamble to this Agreement.

                  "Bank's Office" means in the case of each Bank the office of such Bank designated on the signature page hereof, or as designated in the applicable Assignment and Assumption Agreement or such other office as such Bank may from time to time specify by notice to the Borrower and each of the Co-Agents.

                  "Bank Parties" means each of the Co-Agents and each of the Banks.

                  "Banking Day" means (1) any day on which commercial banks are not authorized or required to close in Denver, Colorado, Kansas City, Missouri, or New York, New York, and (2) whenever such day relates to a LIBOR Advance, an Interest Period with respect to a LIBOR Advance, or notice with respect to any LIBOR Advance, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

                  "Base Rate" means, for any day, that rate defined as the "prime rate" as published from time to time in the Eastern Edition of the Wall Street Journal as the average base rate for corporate loans for at least seventy-five percent (75%) of the United States thirty (30) largest commercial banks, or if the Wall Street Journal shall cease publication or cease publishing the "prime rate" on a regular basis, such other regularly published average prime rate applicable to such commercial banks as is acceptable to the Administrative Agent in its reasonable discretion with the consent of the Borrower which will not be unreasonably withheld.

                  "Base Rate Advance" means any Advance when and to the extent the interest rate for such Advance is determined in relation to the Base Rate.

                  "Base Rate Loan" means a Loan when and to the extent the interest rate for the Advances made as part of such Loan are determined in relation to the Base Rate.

                  "Bid Rate" means the rate of interest offered by a Bank in response to a Bid Rate Quote Request that is accepted by the Borrower in accordance with Section 2.08.

                  "Bid Rate Advance" has the meaning specified in Section 2.08.

                  "Bid Rate Loan" has the meaning specified in Section 2.08.

                  "Bid Rate Maturity Date" has the meaning specified in Section 2.08.

                  "Bid Rate Note" has the meaning specified in Section 2.12.

                  "Bid Rate Notes" has the meaning specified in Section 2.12.

                  "Bid Rate Notice of Borrowing" has the meaning specified in
Section 2.08.

                  "Bid Rate Quote" has the meaning specified in Section 2.08.

                  "Bid Rate Quote Request" has the meaning specified in Section 2.08.

                  "Board of Governors" means the Board of Governors of the Federal Reserve System.

                  "Borrower" has the meaning specified in the preamble.

                  "Borrower's Annual Operating Budget" means the annual operating budget for the Borrower and its Consolidated Subsidiaries in substantially the form of, and containing substantially the same or similar information as set forth in, the Annual Operating Budget (Business Plan) for the Borrower and its Consolidated Subsidiaries included in the Offering Memorandum dated April 7, 1994 delivered to the Banks prior to the Closing Date.

                  "Borrower's Monthly Financial Management Report" means the Borrower's unaudited monthly financial management report in substantially the form of, and containing substantially the same or similar information as set forth in, Exhibit J.

                  "Borrower's Office" means the office of the Borrower located at 3315 North Oak Trafficway, Kansas City, Missouri 64106, or such other office as Borrower may from time to time designate by written notice to each of the Bank Parties.

                  "Borrower's Funding Account" means the following account:
Commerce Bank of Kansas City, N.A., ABA Number 1010-00019, Beneficiary Account Number 1113170, or such other account as may be designated by the Borrower in a written notice to each of the Bank Parties.

                  "Cash Collateral" means a deposit by the Borrower, made in immediately available funds, to a savings, checking or time deposit account at a Bank or the purchase by the Borrower of a certificate of deposit issued by a Bank and the execution of all documents and the taking of all steps required to give such Bank a perfected security interest in such deposit or certificate of deposit.

                  "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

                  "CD Advance" means any Advance when and to the extent the interest rate thereof is determined by reference to the CD Rate.

                  "CD Loan" means a Loan when and to the extent the interest rate for the Advances made as part of such Loan are determined in relation to the CD Rate.

                  "CD Base Rate" means a rate published in the Eastern Edition of the Wall Street Journal as the average top rates paid by major New York banks for a specified Interest Period on primary new issues of negotiable certificates of deposit usually in amounts of One Million Dollars ($1,000,000) or more, or if the Wall Street Journal shall cease publication or cease publishing the "CD rate" on a regular basis, such other regularly published average CD rate payable by such commercial banks as is acceptable to the Administrative Agent in its reasonable discretion with the consent of the Borrower which will not be unreasonably withheld.

                  "CD Rate" means, for any CD Advance, that rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the sum of (1) the quotient of (a) the CD Base Rate for such CD Advance for such Interest Period divided by (b) one minus the CD Reserve Requirement for such CD Advance for such Interest Period; plus
(2) the Assessment Rate for such Interest Period.


             CD Rate = CD Base Rate                  + Assessment        1 - CD
Reserve Requirement                                         Rate

                  "CD Reference Bank" means The Chase Manhattan Bank, N.A.

                  "CD Reserve Requirement" means, for any CD Advance for any Interest Period therefor, the daily average of the stated average rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System against new nonpersonal Dollar time deposits in the amount of One Hundred Thousand Dollars ($100,000) or more and with a maturity comparable to the Interest Period for such CD Advance. Without limiting the effect of the foregoing, but without duplication, the CD Reserve Requirement shall reflect any other reserves required to be maintained against (1) any category of liabilities that includes deposits by reference to which the CD Rate for CD Advances is to be determined; or (2) any category of extension of credit or other assets that include CD Advances.

                  "Closing Date" means May 19, 1994.

                  "Co-Agent" has the meaning specified in the preamble.

                  "Code" means the Internal Revenue Code of 1986.

                  "Combined Current Assets" means total current assets of the Borrower and its Restricted Subsidiaries, on a combined basis, all as determined in accordance with GAAP.

                  "Combined Current Liabilities" means total current liabilities of the Borrower and its Restricted Subsidiaries, on a combined basis, all as determined in accordance with GAAP.

                  "Combined Deferred Income Taxes" means the deferred income taxes of the Borrower and its Restricted Subsidiaries, on a combined basis, all as determined in accordance with GAAP.

                  "Combined Funded Debt" shall mean the sum of: (1) all Combined Long-Term Debt; plus (without duplication of any Debt covered by (1))
(2) each of the following with respect to the Borrower or any of its Restricted Subsidiaries (a) all indebtedness for borrowed money or for the deferred purchase price for property or services which matures one year or less from the date of determination but is extendable or renewable at the option of the Borrower or a Restricted Subsidiary, as the case may be, in such a manner that it may become payable more than one year from the date of determination; (b) the net present value of lease rentals not due within one year from the date of determination for those leases which are not Capital Leases or otherwise included in Combined Long-Term Debt for which aggregate rentals during the term of any such lease exceeds One Million Dollars ($1,000,000), determined by utilizing as a discount rate the interest rate implicit in the particular lease, and if none, eight percent (8%) per annum; and (c) all indebtedness and obligations of the type or nature referred to in clauses (1), (2)(a) and (2)(b) above of another Person if such indebtedness or obligations have been directly assumed or guaranteed by the Borrower or any Restricted Subsidiary (other than by endorsement for collection in the ordinary course of business). Notwithstanding the foregoing, "Combined Funded Debt" shall not include: (1) any indebtedness or obligation under (1), (2)(a) or (2)(b) above in respect of which all required payments or redemptions have been made or deposited with the Person (other than Borrower) to receive such payments or redemptions under the terms of the documents, if any, evidencing such indebtedness or obligation, or have been set aside and segregated in trust by Borrower; and (2) any indebtedness or obligations described on Schedule 1.01A hereto.

                  "Combined Interim Income" means the income before income taxes, patronage refunds and appropriations for earned surplus of the Borrower and the Restricted Subsidiaries, on a combined basis, all as determined in accordance with GAAP and reflected on the combined balance sheet of the Borrower and the Restricted Subsidiaries.

                  "Combined Long-Term Debt" means the long-term debt (excluding current maturities) of the Borrower and its Restricted Subsidiaries, on a combined basis, all as determined in accordance with GAAP.

                  "Combined Non-Current Assets" means the sum of (1) the total assets of the Borrower and its Restricted Subsidiaries, on a combined basis, all as determined in accordance with GAAP, minus (2) Combined Current Assets.

                  "Combined Senior Debt" means the sum of (1) Combined Funded Debt, minus (2) Combined Subordinated Debt (other than the Current Portion of Combined Subordinated Debt).

                  "Combined Short Term Debt" means indebtedness for borrowed money of the Borrower which is (1) due either on demand or within one year of the issuance thereof where such indebtedness is not extendable or renewable at the option of the Borrower in a manner that it may become payable more than one year from the date of issuance thereof and (2) issued or incurred under the

Indenture dated November 20, 1981 (as amended) from the Borrower to Commerce Bank of Kansas City, N.A., as Trustee.

                  "Combined Short Term Institutional Debt" means: (1) indebtedness or liability for borrowed money of the Borrower or any Restricted Subsidiary to any bank, insurance company, finance company or other financial institution, and (2) obligations under letters of credit issued for the account of the Borrower or any Restricted Subsidiary by any bank, insurance company, finance company or other financial institution.

                  "Combined Subordinated Debt" means indebtedness for borrowed money of the Borrower which is any of the following: (1) indebtedness for borrowed money issued pursuant to and subject to the terms of any Indenture listed on Schedule 1.01B, Existing Subordinated Indentures, (2) indebtedness for borrowed money issued or incurred after the Closing Date but subject to subordination provisions no less favorable to the Banks than the subordination provisions specified in Section 4.05 of the Indenture dated November 11, 1985 from Borrower to Commerce Bank of Kansas City, National Association, as Trustee, or (3) indebtedness for borrowed money subordinated on terms acceptable to the Requisite Banks in their sole discretion.

                  "Combined Total Assets" means the total assets of the Borrower and its Restricted Subsidiaries, on a combined basis, all as determined in accordance with GAAP.

                  "Combined Total Capitalization" means the sum of the following: (1) Combined Funded Debt, (2) Combined Deferred Income Taxes, and (3) Combined Total Capital Shares and Equities.

                  "Combined Total Capital Shares and Equities" means the total of (1) the total capital shares and equities of the Borrower and its Restricted Subsidiaries, on a combined basis (which in the case of the Borrower and its Restricted Subsidiaries includes the combined retained earnings of the Borrower and its Restricted Subsidiaries), all as determined in accordance with GAAP plus
(2) Combined Interim Income which is not included under (1) of this definition.

                  "Combined Total Liabilities" means total liabilities of the Borrower and its Restricted Subsidiaries, on a combined basis, all as determined in accordance with GAAP, provided, however, Combined Total Liabilities does not include Combined Total Capital Shares and Equities.

                  "Commitment" means the Line of Credit Commitment, the Swing Line Commitment, or the Revolving Credit Commitment, or any or all of the foregoing, all as the context may require.

                  "Commitment Fees" means the Line of Credit Commitment Fees or the Revolving Credit Commitment Fees, or both, all as the context may require.

                  "Committed Loan" means a Base Rate Advance, CD Advance, or LIBOR Advance, or any or all of the foregoing, all as the context may require.

                  "Committed Line of Credit Loan" means a Line of Credit Loan which is any of a Base Rate Advance, CD Advance, or LIBOR Advance.

                "Committed Loan Borrowing Notice" has the meaning specified in
Section 2.06.

                "Consolidated Subsidiary" means any Subsidiary of the Borrower that should be included in the Borrower's consolidated financial statements, all as determined in accordance with GAAP.

                  "Continue", "Continuation" and "Continued" shall refer to either the continuation pursuant to Section 2.16 hereof of a CD Advance as a CD Advance from one Interest Period to the next Interest Period or the continuation pursuant to Section 2.16 hereof of a LIBOR Advance as a LIBOR Advance from one Interest Period to the next Interest Period.

                  "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.16 hereof of Base Rate Advances into CD Advances or LIBOR Advances or CD Advances into Base Rate Advances or LIBOR Advances or LIBOR Advances into Base Rate Advances or CD Advances, each of which may be accompanied by the transfer by a Bank (at its sole discretion) of Advances from one Applicable Lending Office to another.

                  "Credit Facilities" means any or all of the Line of Credit Loans, the Swing Line Loans, the Revolving Credit Loans, the Line of Credit Letter of Credit Loans, the Revolving Credit Letter of Credit Loans and the Letters of Credit.

                  "Current Portion of Combined Funded Debt" means, as of the date of determination, all Combined Funded Debt which matures within one (1) year or less from the date of determination and is not extendable or renewable at the option of the Borrower or a Restricted Subsidiary in a manner that it may become payable more than one (1) year from the date of determination.

                  "Current Portion of Combined Subordinated Debt" means, as of the date of determination, all Combined Subordinated Debt which is due and payable within one (1) year or less from the date of determination and is not extendable or renewable at the option of the Borrower in a manner that it may become payable more than one (1) year from the date of determination.

                  "Debt" means: (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (2) obligations as lessee under Capital Leases; (3) obligations under letters of credit issued for the account of any Person; (4) all obligations arising under bankers' or trade acceptance facilities; (5) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (6) all obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed; and (7) all obligations under any agreement providing for a swap, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition.

                  "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

                  "Default Rate" means, with respect to an amount of any Advance not paid when due, a rate per annum equal to: (1) if such Advance is a Base Rate Advance, a variable rate two percent (2%) above the rate of interest then in effect thereon; (2) if such Advance is a CD Advance, a fixed rate two percent above the rate of interest then in effect thereon (including the Applicable Margin) at the time of default until the end of the then current Interest Period therefor and, thereafter, a variable rate two percent (2%) above the rate of interest for a Base Rate Advance; (3) if such Advance is a LIBOR Advance, a fixed rate two percent (2%) above the rate of interest in effect thereon

(including the Applicable Margin) at the time of default until the end of the then current Interest Period therefor and, thereafter, a variable rate two percent (2%) above the rate of interest for a Base Rate Advance; and (4) if such Advance is a Bid Rate Advance, a fixed rate two percent (2%) above the rate of interest in effect thereon at the time of default until the applicable Bid Rate Maturity Date and, thereafter, a variable rate two percent (2%) above the rate of interest for a Base Rate Advance.

                  "Dollars" and the sign "$" mean lawful money of the United States of America.

                  "Environmental Discharge" means any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.

                  "Environmental Law" means any Law relating to pollution or the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the workplace, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "Environmental Notice" means any written complaint, order, citation, letter, inquiry, notice or other written communication from any Person
(1) affecting or relating to the Borrower's or any of its Restricted Subsidiaries' compliance with any Environmental Law in connection with any activity or operations at any time conducted by the Borrower or such Subsidiary,
(2) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at any of the Borrower's or such Subsidiary's locations or facilities, including, without limitation: (a) the existence of any contamination or possible or threatened contamination at any such location or facility; and (b) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof; and (3) any violation or alleged violation of any applicable Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, including any rules and regulation promulgated thereunder.

                  "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; provided, however, that for purposes of provisions herein concerning minimum funding obligations (imposed under Section 412 of the Code or Section 302 of ERISA), the term "ERISA Affiliate" shall also include any entity required to be aggregated with the Borrower under Section 414(m) or 414(o) of the Code.

                  "Event of Default" has the meaning specified in Section 9.01.

                  "Exercise Date" has the meaning specified in the definition of "Permitted Cash Collateral Amount" in this Section 1.01.

                  "Facility Fee" has the meaning specified in Section 2.11.

                  "Fee Letter" means the fee letter dated February 28, 1994 from each of the Co-Agents to the Borrower.

                  "Fiscal Year" means each period from September 1 to August 31.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

                  "Good Faith Contest" means the contest of an item if: (1) the item is diligently contested in good faith by appropriate proceedings timely instituted; (2) either the item is (a) bonded or (b) adequate reserves are established with respect to the contested item if and to the extent required in accordance with GAAP; (3) during the period of such contest, the enforcement of any contested item is effectively stayed; and (4) the failure to pay or comply with the contested item could not reasonably be expected to result in a Material Adverse Change.

                  "Governmental Approvals" means any authorization, consent, approval, license, permit, certification, or exemption of, registration or filing with or report or notice to, any Governmental Authority.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any applicable Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

                  "Individual Line of Credit Commitment" means, with respect to each Bank, the commitment of each Bank to make Line of Credit Advances hereunder in an amount set forth opposite such Bank's name on the signature page hereto, or as designated in the applicable Assignment and Assumption Agreement; provided, however, that the aggregate of all the Individual Bank Line of Credit Commitments shall at no time exceed the Total Line of Credit Commitment.

                  "Individual Line of Credit Letter of Credit Obligations" means, with respect to each Bank, the total of (1) the aggregate undrawn face amount of all outstanding Line of Credit Letters of Credit issued by such Bank,
(2) the aggregate amount of all unreimbursed obligations on all such Line of Credit Letters of Credit, (3) the aggregate unpaid principal amount of all Line of Credit Letter of Credit Loans owed to such Bank, and (4) the aggregate amount of all outstanding overdrafts created to satisfy any of the foregoing obligations under (1), (2) or (3) above.

                  "Individual Revolving Credit Commitment" means, with respect to each Bank, the commitment of each Bank to make Revolving Credit Advances hereunder in an amount set forth opposite such Bank's name on the signature page hereto, or as designated in the applicable Assignment and Assumption Agreement; provided, however, that the aggregate of all the Individual Revolving Credit Commitments shall at no time exceed the Total Revolving Credit Commitment.

                  "Individual Revolving Credit Letter of Credit Obligations" means, with respect to each Bank, the total of (1) the aggregate undrawn face amount of all outstanding Revolving Credit Letters of Credit issued by such Bank, (2) the aggregate amount of all unreimbursed obligations on all such Revolving Credit Letters of Credit, (3) the aggregate unpaid principal amount of all Revolving Credit Letter of Credit Loans owed to such Bank, and (4) the aggregate amount of all outstanding overdrafts created to satisfy any of the foregoing obligations under (1), (2) or (3) above.

                  "Interest Period" means (1) with respect to any LIBOR Advance, the period commencing on the date such Advance is made, converted from a Base Rate Advance or CD Advance, or renewed, as the case may be, and ending, as the Borrower may select pursuant to Section 2.09 on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month; and (2) with respect to any CD Advance the period commencing on the date such Advance is made, converted from a Base Rate Advance or LIBOR Advance, or renewed, and ending, as the Borrower may select pursuant to Section 2.09, 30, 60, 90 or 180 days thereafter.

                  "Investment" means any loan or advance to any Person or the purchase or other acquisition of any capital stock, obligations or securities of, or any capital contribution to, or investment in, or the acquisition of all or substantially all of the assets of, or any interest in, any Person.

                  "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority, including any judicial or administrative order, consent decree or judgment.

                  "Letters of Credit" means the Line of Credit Letters of Credit or the Revolving Credit Letters of Credit, or both, all as the context may require.

                  "Letter of Credit Obligations" means the aggregate of all Total Line of Credit Letter of Credit Obligations and Total Revolving Credit Letter of Credit Obligations.

                  "LIBOR Base Rate" means a rate for deposits in Dollars, with maturities comparable to the selected LIBOR Interest Period, that appears on the display designated as page "3750" of the Telerate Service (or such other page as may replace the 3750 page of that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for Dollar deposits), determined as of 1:00 P.M. (New York time), two (2) Banking Days prior to the commencement of such Interest Period.

                  "LIBOR Rate" means, for each LIBOR Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (1) the LIBOR Base Rate for such LIBOR Advance for such Interest Period divided by (2) one minus the LIBOR Reserve Requirement for such Interest Period.

                  LIBOR Rate = LIBOR Base Rate
                               1- LIBOR Reserve Requirement

                  "LIBOR Advance" means any Advance when and to the extent the interest rate therefor is determined by reference to the LIBOR Rate.

                  "LIBOR Loan" means a Loan when and to the extent the interest rate for the Advances made as part of such Loan are determined in relation to the LIBOR Rate.

                  "LIBOR Reserve Requirement" means, for any LIBOR Advance, the average actual rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period for such LIBOR Advance under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars ($1,000,000,000) against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, but without duplication, the LIBOR Reserve Requirement shall also reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined as provided in the definition of LIBOR Base Rate in this Section 1.01 or (2) any category of extensions of credit or other assets which include LIBOR Advances.

                  "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for security purposes, encumbrance, lien (statutory or other), or other security agreement or charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substan-

tially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction to evidence any of the foregoing).

                  "Line of Credit Advance" has the meaning specified in Section 2.01.

                  "Line of Credit Commitment" means the obligation of the Banks to make Line of Credit Loans pursuant to Section 2.01.

                  "Line of Credit Commitment Fees" has the meaning specified in
Section 2.11.

                  "Line of Credit Letter of Credit" has the meaning specified in
Section 3.01.

                  "Line of Credit Letter of Credit Agreement" means the application for a letter of credit and/or reimbursement agreement entered into between the Borrower and the Bank issuing the applicable Line of Credit Letter of Credit with regard to such Line of Credit Letter of Credit.

                  "Line of Credit Letter of Credit Loan" has the meaning specified in Section 3.05.

                  "Line of Credit Loans" has the meaning specified in Section 2.01.

                  "Line of Credit Maturity Date" means May 18, 1995.

                  "Line of Credit Note" has the meaning specified in Section
2.12.

                  "Line of Credit Notes" has the meaning specified in Section 2.12.

                  "Loans" means the Line of Credit Loans or Swing Line Loans or the Revolving Credit Loans, or any or all of the foregoing, all as the context may require.

                  "Loan Documents" means each and every one of this Agreement, the Notes, the Line of Credit Letter of Credit Agreements, and the Revolving Credit Letter of Credit Agreements.

                  "Material Adverse Change" means either (1) a material adverse change in the status of the business, assets, liabilities, results of operations, condition (financial or otherwise), property or prospects of the Borrower and its Restricted Subsidiaries taken as a whole, or (2) any event or occurrence of whatever nature which could reasonably be expected to have a material adverse effect on the Borrower's ability to perform its obligations under the Loan Documents.

                  "Monthly Date" means the first Banking Day of each month occurring on or after the Closing Date.

                  "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA.

                  "Notes" means the Line of Credit Notes, Swing Line Note, Revolving Credit Notes or the Bid Rate Notes, or any or all of the foregoing, all as the context may require.

                  "Operating Lease" means any lease of the Borrower or any Restricted Subsidiary under which the Borrower or such Restricted Subsidiary is the lessee, other than a Capital Lease.

                  "Outstanding Line of Credit Facilities" means at any time an amount equal to the sum of (1) the aggregate principal amount of all outstanding Line of Credit Loans (other than Line of Credit Letter of Credit Loans), and (2) the Total Line of Credit Letter of Credit Obligations.

                  "Outstanding Revolving Credit Facilities" means at any time an amount equal to the sum of (1) the aggregate principal amount of all outstanding Revolving Credit Loans (other than Revolving Credit Letter of Credit Loans), and
(2) the Total Revolving Credit Letter of Credit Obligations.

                  "Parent" means, with respect to any Bank, any Person controlling such Bank.

                  "Participant" has the meaning specified in Section 11.04.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted Cash Collateral Amount" means with respect to each Bank an amount equal to (1) the aggregate amount of all principal payments made on Advances made by such Bank and Cash Collateral provided to secure Letters of Credit issued by such Bank, in both cases, after the exercise by the Banks of any of their remedies ("Exercise Date") multiplied by (2) a fraction, the numerator of which is equal to (i) the sum of (a) such Bank's Line of Credit Letter of Credit Obligations plus (b) such Bank's Revolving Credit Letter of Credit Obligations, and the denominator of which is equal to (ii) the sum of (a) the aggregate principal amount of all outstanding Loans (other than Line of Credit Letter of Credit Loans and Revolving Credit Letter of Credit Loans) on the Exercise Date plus (b) the Total Line of Credit Letter of Credit Obligations on the Exercise Date plus (c) the Total Revolving Credit Letter of Credit Obligations on the Exercise Date.

                  "Permitted Investments" means: (1) marketable obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one (1) year from the date of acquisition thereof; (2) certificates of deposit maturing within one (1) year from the date of acquisition thereof issued by (i) any Bank, or (ii) any commercial bank with a short term credit rating of either of the two highest short term credit ratings provided by either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (3) commercial paper payable in the United States of America in Dollars and rated as at any date of determination A-1 or better (or comparably if the rating system is changed) by Standard & Poor's Corporation or P-1 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc.; (4) travel and other similar advances to officers and employees of the Borrower or a Restricted Subsidiary in the ordinary course of business; (5) payments of amounts required to satisfy patronage refunds or equity redemptions of Borrower or any Restricted Subsidiary as determined by the Board of Directors of the Borrower or such Restricted Subsidiary, as the case may be; and (6) Investments in CoBank.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan" means any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in section 3(3) of ERISA, maintained by the Borrower or any Restricted Subsidiary or any ERISA Affiliate or with respect to which the Borrower or any Restricted Subsidiary or any ERISA Affiliate at any relevant time has any liability or obligation to contribute.

                  "presence", when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, encapsulation, disposal, transportation, spill, discharge and release.

                  "Prohibited Transaction" means any transaction prohibited under Section 406 of ERISA or Section 4975 of the Code.

                  "Quarterly Date" means each March 31, June 30, September 30 and December 31.

                  "Regulation D" means Regulation D of the Board of Governors.

                  "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or municipal Laws or foreign Laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, or municipal Law or foreign Laws or regulations (whether or not having the force of Law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA or in the regulations thereunder.

                  "Requisite Banks" means at any time the Banks that are providing at least sixty-seven percent (67%) of all the Commitments taken as a whole, provided, however, that at least one (1) such Bank is not a Co-Agent.

                  "Restricted Subsidiary" means each Subsidiary of the Borrower listed on Schedule 1.01C and each Subsidiary of the Borrower or a Restricted

Subsidiary formed, created or acquired in accordance with the terms of this Agreement after the Closing Date and designated in a written notice from the Borrower to each of the Bank Parties as a Restricted Subsidiary.

                  "Revolving Credit Advance" has the meaning specified in
Section 2.04.

                  "Revolving Credit Commitment" means the obligation of the Banks to make Revolving Credit Loans pursuant to Section 2.04.

                  "Revolving Credit Commitment Fees" has the meaning specified in Section 2.11.

                  "Revolving Credit Letter of Credit" has the meaning specified in Section 3.02.

                  "Revolving Credit Letter of Credit Agreement" means the application for a letter of credit and/or reimbursement agreement entered into between the Borrower and the applicable Bank with regard to a Revolving Credit Letter of Credit.

                  "Revolving Credit Letter of Credit Loan" has the meaning specified in Section 3.05.

                  "Revolving Credit Loans" has the meaning specified in Section 2.04.

                  "Revolving Credit Maturity Date" means May 19, 1997.

                  "Revolving Credit Note" has the meaning specified in Section 2.12.

                  "Revolving Credit Notes" has the meaning specified in Section 2.12.

                  "Subsidiary" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

                  "Substantial Subsidiary" shall mean a Restricted Subsidiary or a Subsidiary of a Restricted Subsidiary where the book value of its total assets (as determined in accordance with GAAP) is equal to or greater than five percent (5%) of the book value of the combined total assets of the Borrower and its Restricted Subsidiaries on a combined basis (as determined in accordance with GAAP).

                  "Supermajority Banks" means at any time the Banks that are providing at least ninety percent (90%) of all the Commitments taken as a whole.

                  "Swing Line Advance" has the meaning specified in Section
2.03.

                  "Swing Line Bank" means CoBank.

                  "Swing Line Bid Rate" has the meaning specified in Section
2.07.

                  "Swing Line Bid Rate Maturity Date" has the meaning specified in Section 2.07.

                  "Swing Line Bid Rate Quote Request" has the meaning specified in Section 2.07.

                  "Swing Line Borrowing Notice" has the meaning specified in
Section 2.07.

                  "Swing Line Commitment" means the obligation of the Swing Line Bank to make Swing Line Loans pursuant to Section 2.03.

                  "Swing Line Facility" means Ten Million Dollars ($10,000,000).

                  "Swing Line Loans" has the meaning specified in Section 2.03.

                  "Swing Line Note" has the meaning specified in Section 2.12.

                  "Total Line of Credit Commitment" means Four Hundred Fifty Million Dollars ($450,000,000), as such amount may be reduced in accordance with
Section 2.02, and in any event shall include the Swing Line Commitment.

                  "Total Line of Credit Letter of Credit Obligations" means at any time an amount equal to the sum of (1) the aggregate undrawn face amount of all outstanding Line of Credit Letters of Credit, (2) the aggregate amount of all unreimbursed obligations on Line of Credit Letters of Credit, (3) the aggregate principal amount of all outstanding Line of Credit Letter of Credit Loans and (4) the aggregate amount of all outstanding overdrafts created to satisfy any of the foregoing obligations.

                  "Total Revolving Credit Commitment" means Two Hundred Million Dollars ($200,000,000).


                  "Total Revolving Credit Letter of Credit Obligations" means at any time an amount equal to the sum of (1) the aggregate undrawn face amount of all outstanding Revolving Credit Letters of Credit, (2) the aggregate amount of all unreimbursed obligations on Revolving Credit Letters of Credit, (3) the aggregate principal amount of all outstanding Revolving Credit Letter of Credit Loans and (4) the aggregate amount of all outstanding overdrafts created to satisfy any of the foregoing obligations.

                  "Unrestricted Entities" means all Persons in which the Borrower or any Consolidated Subsidiary holds an Investment other than the Restricted Subsidiaries.

                  "Unused Line of Credit Commitment" means at any time, with respect to any Bank, the amount (which in no event shall be less than zero) that is equal to (1) such Bank's Individual Line of Credit Commitment minus (2) the total of (a) the aggregate outstanding principal amount of such Bank's Line of Credit Loans (other than Line of Credit Letter of Credit Loans) and (b) all Line of Credit Letter of Credit Obligations of the Borrower to such Bank.

                  "Unused Revolving Credit Commitment" means at any time, with respect to any Bank, the amount (which in no event shall be less than zero) that is equal to (1) such Bank's Individual Revolving Credit Commitment minus (2) the total of (a) the aggregate outstanding principal amount of such Bank's Revolving

Credit Loans (other than Revolving Credit Letter of Credit Loans) and (b) all Revolving Credit Letter of Credit Obligations of the Borrower to such Bank.

                  Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP (except in the case of the combined and combining financial statements of the Borrower and its Restricted Subsidiaries it is assumed that the only Subsidiaries of the Borrower are the Restricted Subsidiaries), and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP (except as specified above).

                  Section 1.03. Computation of Time Periods. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

                  Section 1.04.  Rules of Construction.  When used in this
Agreement: (1) a reference to a Law includes any amendment or modification to such law; (2) a reference to a Person includes its permitted successors and permitted assigns and a reference to a Person in a particular capacity excludes such Person in any other capacity; (3) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and, if applicable, as permitted by the Loan Documents, and reference to any Note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor; (4) reference to any gender includes each other gender; (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (6) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto; and (7) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof. Any reference to Central time shall mean such time as in effect in the United States of America.


                               ARTICLE II.  LOANS

                  Section 2.01. Line of Credit. Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make loans (each loan made by an individual Bank a "Line of Credit Advance" and the total of all such loans made by all the Banks at the same time, the "Line of Credit Loans") to Borrower from time to time during the period from the Closing Date to the Line of Credit Maturity Date, provided that (1) with respect to all Banks, the aggregate principal amount of all Line of Credit Loans outstanding at any time does not exceed the total of (a) the Total Line of Credit Commitment minus (b) the Total Line of Credit Letter of Credit Obligations minus (c) the aggregate principal amount of all outstanding Swing Line Loans, and (2) with respect to each Bank (other than the Swing Line Bank), the aggregate principal amount of all Line of Credit Advances made by such Bank does not exceed such Bank's Individual Line of Credit Commitment minus such Bank's Individual Line of Credit Letter of Credit Obligations, and (3) with respect to the Swing Line Bank, the aggregate principal amount of all Line of Credit Advances made by such Bank does not exceed such Bank's Individual Line of Credit Commitment minus such Bank's Individual Line of Credit Letter of Credit Obligations minus the aggregate principal amount of all outstanding Swing Line Loans.

                  Each Committed Line of Credit Loan will be made by the Banks ratably in proportion to their Unused Line of Credit Commitment as of the close of business on the Business Day the Borrower delivers the Committed Loan Borrowing Notice pursuant to which the Borrower requests such Committed Line of Credit Loan. Each Bid Rate Loan which is a Line of Credit Loan will be made by the applicable Banks in the amount of their respective bids that are accepted by the Borrower in accordance with Section 2.08. Each Line of Credit Loan which shall not utilize the Total Line of Credit Commitment in full shall be in the minimum amount set forth in Section 2.17. Within the limits of the Total Line of Credit Commitment, the Borrower may borrow, make an optional prepayment pursuant to Section 2.13, and reborrow under this Section 2.01.

                  Section 2.02. Reduction of Total Line of Credit Commitment. Once during the period from May 19, 1994 to August 31, 1994, the Borrower may, upon at least three (3) Banking Days' notice to the Administrative Agent and each Bank, reduce in part the unused portion of the Total Line of Credit Commitment, provided, however, that such reduction shall be in the amount of not less than Five Million Dollars ($5,000,000) nor more than Fifty Million Dollars ($50,000,000) and must be in integral multiples of Five Million Dollars ($5,000,000). Any reduction in part of the unused portion of the Total Line of

Credit Commitment shall be made on a pro rata basis with respect to each Bank's Individual Line of Credit Commitment and without regard to the amount of outstanding Line of Credit Advances of each such Bank at the time of such reduction. The Total Line of Credit Commitment, once reduced pursuant to this
Section 2.02, will automatically be reinstated on September 1, 1994.

                  Section 2.03. Swing Line. Subject to the terms and conditions of this Agreement, the Swing Line Bank agrees to make loans (each loan made by the Swing Line Bank a "Swing Line Advance" and the total of all such loans the "Swing Line Loans") to Borrower from time to time during the period from the Closing Date to the Line of Credit Maturity Date, provided that the aggregate principal amount of all Swing Line Loans outstanding at any time does not exceed the Swing Line Facility. Each Swing Line Advance which shall not utilize the Swing Line Commitment in full shall be in the minimum amount set forth in Section 2.17. Within the limits of the Swing Line Commitment, the Borrower may borrow, make an optional prepayment pursuant to Section 2.13, and reborrow under this Section 2.03.

                  Section 2.04. Revolving Credit. Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make loans (each loan made by an individual Bank a "Revolving Credit Advance" and the total of all such loans made by all the Banks at the same time, the "Revolving Credit Loans") to Borrower from time to time during the period from the Closing Date to the Revolving Credit Maturity Date, provided that (1) with respect to all Banks, the aggregate principal amount of all Revolving Credit Loans outstanding at any time does not exceed the Total Revolving Credit Commitment minus the Total Revolving Credit Letter of Credit Obligations, and (2) with respect to each Bank, the aggregate principal amount of all Revolving Credit Advances made by such Bank does not exceed such Bank's Individual Revolving Credit Commitment minus such Bank's Individual Revolving Credit Letter of Credit Obligations.

                  Each Revolving Credit Loan will be made by the Banks ratably in proportion to their Unused Revolving Credit Commitment at the time of making such Revolving Credit Loan. Each Revolving Credit Loan which shall not utilize the Total Revolving Credit Commitment in full shall be in the minimum amount set forth in Section 2.17. Within the limits of the Total Revolving Credit Commitment, the Borrower may borrow, make an optional prepayment pursuant to
Section 2.13, and reborrow under this Section 2.04.

                  Section 2.05. All Loans. The failure of any Bank to make any requested Line of Credit Advance or Revolving Credit Advance or Swing Line Advance to be made by it on the date specified for such Advance shall not relieve any other Bank of its obligation (if any) to make any Advance on such date, but no Bank shall be responsible for the failure of any other Bank to make any such Advance to be made by such other Bank. In addition, no Bank shall be responsible for the failure of the Swing Line Bank to make a Swing Line Advance.

                  Section 2.06. Notice and Manner of Borrowing for Committed Line of Credit Loans and Revolving Credit Loans. The Borrower shall give the Administrative Agent and each Bank on or before 12:30 p.m. (Central time) in the case of Base Rate Loans and 3:00 p.m. (Central time) in the case of CD Loans and LIBOR Loans at least the number of Banking Days prior written or telegraphic or facsimile notice (effective upon receipt) specified below for each type of Loan:

                                 Number of Banking
        Type of Loan             Days Prior Notice

        Base Rate Loan           same day

        CD Loan                  two (2)

        LIBOR Loan               three (3)

        Each of the foregoing notices, substantially in the form of Exhibit E (a "Committed Loan Borrowing Notice"), must specify: (1) whether the Loan is a Line of Credit Loan or a Revolving Credit Loan, (2) the amount of such Loan, (3) the date of such Loan, (4) whether the Loan will bear interest at (a) the Base Rate, or (b) the LIBOR Rate plus the Applicable Margin, or (c) the CD Rate plus the Applicable Margin; and (d) in the case of a LIBOR or CD Loan, the initial Interest Period applicable thereto. Upon fulfillment of the applicable conditions set forth in Article IV, not later than 2:00 P.M. (Central time) on the date of a Loan, each Bank will make available such Bank's share of such Loan to the Borrower at its counters, in immediately available funds, and will transmit such funds by wire transfer to the Borrower's Account.

        Section 2.07. Notice and Manner of Borrowing for Swing Line Advances. The Borrower shall give the Swing Line Bank prior oral notice (effective upon receipt) on or before 2:30 P.M. (Central time) on the date of making each Swing

Line Advance.

        Each of the foregoing notices (a "Swing Line Borrowing Notice") must specify: (1) the amount of such Advance; (2) the date of such Advance; (3) the proposed maturity date (if any) ("Swing Line Bid Rate Maturity Date"), and (4) whether the Borrower is requesting that the Swing Line Bank quote an interest rate (other than the Base Rate) on such Advance ("Swing Line Bid Rate Quote Request"). If the Swing Line Bank receives a Swing Line Bid Rate Quote Request then it will provide the Borrower with a proposed interest rate for such Swing Line Advance ("Swing Line Bid Rate"). If the Borrower accepts the Swing Line Bid Rate then such Rate will be the rate of interest on such Advance and if the Borrower rejects such Swing Line Bid Rate then the interest rate on such Advance will be the Base Rate. In addition, if a Swing Line Advance is not prepaid on its Swing Line Bid Rate Maturity Date then it will bear interest at the Base Rate. Upon fulfillment of the applicable conditions set forth in Article IV, not later than 3:00 P.M. (Central time) on the date of a Swing Line Advance the Swing Line Bank will make available such Swing Line Advance to the Borrower at its counters in immediately available funds, and will transmit such funds by wire transfer to the Borrower's Account.

        Section 2.08. Notice and Manner of Requesting Bid Rate Loans. During the period from and including the Closing Date to and including May 25, 1994 and at any time thereafter that the aggregate principal amount of all outstanding Committed Line of Credit Loans is equal to or exceeds Seventy-Five Million Dollars ($75,000,000), then the Borrower may request offers from all of the Banks, acting severally and not jointly, to make Bid Rate Loans. For purposes of this Agreement, (1) each such loan made by an individual Bank is a "Bid Rate Advance" and the total of all such loans made by all the selected Banks at the same time is a "Bid Rate Loan," and (2) each Bid Rate Advance will be a Line of Credit Advance and each Bid Rate Loan will be a Line of Credit Loan.

        The Borrower shall give written or telegraphic or facsimile notice (effective upon receipt), substantially in the form of Exhibit F (a "Bid Rate Quote Request"), of a proposed Bid Rate Loan on or before 9:00 A.M. (Central time) on the date of the proposed Bid Rate Loan.

        Each Bid Rate Quote Request must specify; (1) the total amount of such requested Bid Rate Loan, (2) the individual amount of each requested Bid Rate Loan, (3) the date of such Bid Rate Loan, and (4) the proposed maturity date

("Bid Rate Maturity Date") for such Bid Rate Loan. The Borrower may request offers to make more than one Bid Rate Loan, each with a different Bid Rate Maturity Date, in a single Bid Rate Quote Request.

        Each Bank may, in its sole discretion, submit a written quote, substantially in the form of Exhibit G (a "Bid Rate Quote"), containing an offer or offers to make Bid Rate Advances in response to any Bid Rate Quote Request (but may elect to bid any Bid Rate Maturities specified in the Bid Rate Quote Request), provided, however, each Bank is limited to one Bid Rate Quote submission per day (which may cover more than one Bid Rate Maturity Date). Each Bid Rate Quote must be submitted to the Borrower's Office by facsimile not later than 10:00 A.M. (Central time) on the proposed date of making the proposed Bid Rate Loan. Each Bid Rate Quote so made shall be irrevocable. A Bid Rate Quote may set forth offers for up to five (5) separate Bid Rates for the applicable Bid Rate Advances; provided that each Bid Rate Quote shall specify the aggregate principal amount of Bid Rate Advances for all Bid Rate Maturity Dates that the Bank submitting such Bid Rate Quote is willing to make pursuant to such Bid Rate Quote. The Borrower shall disregard a Bid Rate Quote if it (1) is not substantially in conformity with Exhibit G, (2) contains qualifying or conditional language, (3) proposes terms other than or in addition to those set forth in the applicable Bid Rate Quote Request, or (4) arrives after the applicable time set forth in this Section 2.08.

        Not later than 12:30 P.M. (Central time) on the proposed date for making a Bid Rate Loan, the Borrower shall notify each Bank that has submitted a Bid Rate Quote of its acceptance or non-acceptance of the offers submitted to it pursuant to this Section 2.08, and shall provide notice to the Administrative Agent of the offers accepted by the Borrower and the terms thereof. In the case of acceptance, such notice, which shall be in the form of Exhibit H (a "Bid Rate Notice of Borrowing"), shall specify the aggregate principal amount of offers for each of the Bid Rate Advances that are accepted. Regardless of the amounts or interest rates bid by any or all Banks, the Borrower may accept any Bid Rate Quote in whole or in part; provided that, (1) the aggregate principal amount of Bid Rate Loans may not exceed the applicable amount set forth in the related Bid Rate Quote Request, (2) the Borrower may not accept any offer that fails to comply with this Section 2.08 and (3) the Borrower may not accept any offer that results in a Bank having Individual Line of Credit Advances (after taking into account all Committed Line of Credit Loans still required to be made under all delivered Committed Loan Borrowing Notices) greater than the amount permitted under Section 2.01.

        Not later than 2:00 P.M. (Central time) on the date of making each Bid Rate Loan, each Bank that is to make a Bid Rate Advance will make available to the Borrower its Bid Rate Advance in immediately available funds at its counters, and will transmit such funds by wire transfer to the Borrower's Account, unless such Bank determines that any applicable condition in Article IV has not been satisfied (in which event, such Bank shall immediately notify the Borrower, the Administrative Agent, and the other Banks of such a determination, and the requested Bid Rate Loan shall not be made). If any Bank has disbursed funds to the Borrower prior to receiving notification that an applicable condition in Article IV has not been satisfied, the Borrower shall be obligated to return such disbursed funds to such Bank upon demand, and if such funds are not returned on the same day by 3:00 p.m. (Central time) such Bank shall be entitled to interest on the disbursed funds at the Default Rate until the Borrower has repaid the disbursed funds to such Bank.

        Notwithstanding anything to the contrary in this Agreement, the Borrower and the Banks agree that a loan outstanding on the Closing Date made prior to such Date by The Bank of Nova Scotia to the Borrower in the amount of Twenty-Five Million Dollars ($25,000,000) is a Bid Rate Advance with a fixed rate of interest thereon through June 9, 1994, shall be a Bid Rate Loan with a Bid Rate Maturity Date of June 9, 1994.

        Section 2.09. Interest Periods. In the case of each CD Advance or LIBOR Advance, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (1) for each Line of Credit Advance, no Interest Period may extend beyond the Line of Credit Maturity Date; (2) for each Revolving Credit Advance, no Interest Period may extend beyond the Revolving Credit Maturity Date; (3) no Interest Period shall have a duration of less than one (1) month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; and (4) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless, in the case of a LIBOR Loan, such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day.

        Notwithstanding anything herein to the contrary, no Bank will be required to have with respect to such Bank's share of the first Seventy-Five Million Dollars ($75,000,000) of Committed Line of Credit Loans more than five
(5) different Interest Periods outstanding at any time or Revolving Credit Advances with more than fifteen (15) different Interest Periods outstanding at any time.

        Section 2.10. Interest. The Borrower shall pay interest to each Bank on the outstanding and unpaid principal amount of such Bank's Advances, at a rate per annum as follows: (1) for a Base Rate Advance at a rate equal to the Base Rate; (2) for a LIBOR Advance at a rate equal to the LIBOR Rate plus the Applicable Margin; (3) for a CD Advance at a rate equal to the CD Rate plus the Applicable Margin; (4) for a Bid Rate Advance at a rate per annum equal to the Bid Rate set forth in the Bid Rate Quote for such Bid Rate Advance accepted by the Borrower in its Bid Rate Notice of Borrowing and (5) for a Swing Line Advance at a rate per annum equal, as applicable, to the Base Rate or the Swing Line Bid Rate applicable to such Advance accepted by the Borrower. Any principal amount not paid when due (at maturity, by acceleration or otherwise) shall bear interest thereafter, payable on demand, at the applicable Default Rate.

        The interest rate on each Base Rate Advance shall change when the Base Rate changes. Interest on each Loan shall not exceed the maximum amount permitted under applicable Law and shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

        Accrued interest shall be due and payable in arrears upon any payment or prepayment of principal and (1) for each Base Rate Loan, on each Monthly Date, commencing with the first such date after such Loan, (2) for each CD Advance, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than 90 days, at 90-day intervals after the first day of such Interest Period, (3) for each LIBOR Advance, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three (3) months, at three (3) month intervals after the first day of such Interest Period, (4) for each Bid Rate Loan, on the applicable Bid Date Maturity Date, and in the case of a Bid Rate Loan with a period from the date of making the Bid Rate Loan to a Bid Rate Maturity Date of greater than 90 days, at 90 day intervals after the first day of making such Bid Rate Advance, and (5) interest accruing at the Default Rate shall be due and payable on demand. Notwithstanding anything to the contrary contained in this Agreement, accrued interest on the Swing Line Loans, whether interest accrues at the Base Rate or a Swing Line Bid Rate, shall be due and payable in arrears, on each Monthly Date and on the Line of Credit Maturity Date.

        Each Bank shall provide to the Borrower at least three (3) Banking Days prior to the date interest is due and payable to such Bank written notice of the amount of interest to be due and payable; provided, however, if there is any change during such three (3) Banking Day period that results in a change in such interest, the applicable Bank will advise the Borrower by telephone of such change and the Borrower will be required to pay such adjusted amount of interest. Failure of any Bank to provide such prior written notice, however, shall not affect the Borrower's obligation to make such interest payments when due.

        Section 2.11. Fees. On the Closing Date, the Borrower agrees to pay to each Bank a facility fee ("Facility Fee") equal to Two Hundred Fifty Thousand Dollars ($250,000) multiplied by a fraction the numerator of which is equal to such Bank's Individual Revolving Credit Commitment and the denominator of which is the Total Revolving Credit Commitment.

        The Borrower agrees to pay to each Bank a commitment fee on the average daily difference during the period from the Closing Date to the Line of Credit Maturity Date between (1) such Bank's Line of Credit Commitment and (2) the sum of (a) the aggregate outstanding principal amount of all Line of Credit Advances made by such Bank, including in the case of the Swing Line Bank, any Swing Line Advances, and (b) such Bank's portion of the Total Line of Credit Letter of Credit Obligations, at the rate of one hundred twenty-five thousandths of one percent (.125%) per annum, based on a year of three hundred sixty (360) days, payable in arrears on the Banking Day immediately following each Quarterly Date during the period from the Closing Date to the Line of Credit Maturity Date, commencing July 1, 1994, and ending on the Line of Credit Maturity Date (collectively, the "Line of Credit Commitment Fees"). The Borrower and the Banks agree that if the Total Line of Credit Commitment is reduced in accordance with Section 2.02 then during such reduction the Line of Credit Commitments Fees are computed based upon such reduced Total Line of Credit Commitment.

        The Borrower agrees to pay to each Bank a commitment fee on the average daily difference during the period from the Closing Date to the Revolving Credit Maturity Date between (1) such Bank's Individual Revolving Credit Commitment and

(2) the sum of (a) the aggregate outstanding principal amount of all Revolving Credit Advances made by such Bank, and (b) such Bank's portion of the Total Revolving Credit Letter of Credit Obligations, at the rate of one quarter of one percent (.25%) per annum, based on a year of three hundred sixty (360) days, payable in arrears on the Banking Day immediately following each Quarterly Date during the period from the Closing Date to the Revolving Credit Maturity Date, commencing July 1, 1994, and ending on the Revolving Credit Maturity Date (collectively, the "Revolving Credit Commitment Fees").

        Each Bank shall provide to the Borrower as of each Quarterly Date written notice of the amount of Commitment Fees to be due and payable on the next Banking Day. Failure of any Bank to provide such written notice, however, shall not affect the Borrower's obligation to pay such Commitment Fees.

        The Borrower agrees to pay to the Co-Agents the fees set forth in the Fee Letter.

        Section 2.12. Notes. All Line of Credit Advances made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of the Borrower in substantially the form of Exhibit A duly completed, in the stated maximum principal amount equal to such Bank's Individual Line of Credit Commitment, dated the date such Bank becomes a Bank, payable to such Bank for the account of its Applicable Lending Office, and maturing as to principal on the Line of Credit Maturity Date (each a "Line of Credit Note" and, collectively, the "Line of Credit Notes").

        All Swing Line Advances made by the Swing Line Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of the Borrower in substantially the form of Exhibit B duly completed, in the stated maximum principal amount equal to the Swing Line Commitment, dated the Closing Date, payable to such Bank for the account of its Applicable Lending Office, and maturing as to principal on the Line of Credit Maturity Date (a "Swing Line Note").

        All Revolving Credit Advances made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of the Borrower in substantially the form of Exhibit C duly completed, in the stated maximum principal amount equal to such Bank's Individual Revolving Credit Commitment, dated the date such Bank becomes a Bank, payable to such Bank for the account of its Applicable Lending Office, and maturing as to principal on the Revolving Credit Maturity Date (each a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes").

        All Bid Rate Advances made by any Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note in substantially the form of Exhibit D duly completed, in the stated maximum principal amount equal to such Bank's Individual Line of Credit Commitment, dated the date such Bank becomes a Bank, payable to such Bank for the account of its Applicable Lending Office, and each Bid Rate Loan will mature as to principal on the applicable Bid Rate Loan Maturity Date (each a "Bid Rate Note" and collectively, the "Bid Rate Notes").

        Each Bank is hereby authorized by the Borrower to endorse on each schedule attached to the Notes held by it the amount of each Advance, the type of the Advance, the applicable Interest Period, if any, and in the case of the Bid Rate Notes the interest rate on such Advance, the applicable Bid Rate Maturity Date, and in the case of the Swing Line Note the interest rate on a Swing Line Advance and (if applicable) the applicable Swing Line Bid Rate Maturity Date, and in the case of the Line of Credit Notes and Revolving Credit Notes each Conversion, Continuation and payment of principal amount received by such Bank for the account of its Applicable Lending Office on account of the applicable Advance, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Advances evidenced by such Note and made by such Bank; provided, however, that the failure to make such notation with respect to any Advance, interest rate, Interest Period, Bid Loan Maturity Date, or Conversion, Continuation or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Notes held by such Bank. Notwithstanding the foregoing, the Borrower will never be required to pay as principal more than the principal amount of the Loans made by the Banks. Each Bank agrees that prior to any assignment of any Note it will endorse the schedule attached to such Note.

        Section 2.13. Optional Prepayments. The Borrower may, upon giving the Administrative Agent and each Bank at least the number of Banking Days prior written or telegraphic or facsimile notice (effective upon receipt) specified below for each Committed Loan prepay such Advance.

                                      Number of Banking

        Type of Loan                  Days Prior Notice

        Base Rate Loan                same day

        CD Loan                       two (2)

        LIBOR Loan                    three (3)

       Each such prepayment of the Loans may be, in whole or in part, and will be, with accrued interest to the date of such prepayment on the amount prepaid, provided that (1) each partial prepayment shall be in a principal amount of not less than One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000); (2) unless the Borrower pays compensation in accordance with Section 2.23 Certain Compensation, Loans to which the LIBOR Rate or CD Rate applies may be prepaid only on the last day of the Interest Period for such Loan; and (3) Bid Rate Loans may not be prepaid. In addition, each such prepayment of the Loans shall be paid to the Banks ratably based upon the amount each such Bank's outstanding Advances bears to such Loan.

       Notwithstanding anything to the contrary contained in this Agreement, if on or after May 25, 1994, there are any Bid Rate Loans outstanding at the time of a proposed prepayment of Committed Line of Credit Loans, the Borrower will not be permitted to prepay such Line of Credit Loans to the extent such prepayment would reduce the aggregate outstanding principal amount of the Committed Line of Credit Loans to Seventy-Five Million Dollars ($75,000,000) or less.

       Section 2.14. Method of Payment. The Borrower shall make each payment under this Agreement and under each Note not later than 2:30 P.M. (Central time) on the date when due in Dollars to each Bank at each Bank's Office in immediately available funds.

       The Borrower hereby authorizes each Bank, if and to the extent payment of the Loans or interest thereon or any Commitment Fee is not made when due under this Agreement or under the Notes, to charge from time to time against any account it maintains with such Bank any such amount so due to such Bank and/or the Banks.

       Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes shall be stated to be due on any day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of the payment of interest and the Commitment Fees.

       Section 2.15. Use of Proceeds. The proceeds of the Loans will be used by the Borrower for general corporate purposes. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

       Section 2.16. Conversions of Advances or Continuation of CD and LIBOR Loans. Subject to Section 2.17 hereof and provided that no Default or Event of Default has occurred and is continuing, the Borrower shall have the right to Convert all or a part of one type of Loan into another type of Loan or to Continue all or any part of LIBOR or CD Loans, at any time or from time to time, provided that: (1) the Borrower shall give the Administrative Agent and each Bank notice of each such Conversion or Continuation as provided in Section 2.18; and (2) LIBOR and CD Loans may be Converted or Continued only on the last day of an Interest Period for such Loans. Notwithstanding anything to the contrary in this Agreement, Swing Line Advances may only be Base Rate Advances or Swing Line Bid Rate Advances.

       Section 2.17. Minimum Amounts. Each Loan (other than a Swing Line Advance) and each Conversion or Continuation thereof shall be in an amount at least equal to Five Million Dollars ($5,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000) (LIBOR Loans or CD Loans having different Interest Periods at the same time hereunder to be deemed separate Loans and Conversions and Continuation for purposes of the foregoing, one for each Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans and CD Loans having the same Interest Period shall be at least equal to Five Million Dollars ($5,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000), and, if any LIBOR or CD Loan, as the case may be, would otherwise be in a lesser principal amount for any period, such LIBOR Loan or CD Loan shall be a Base Rate Loan during such period.

       In the case of Bid Rate Loans, each Bid Rate Quote Request shall be in an amount at least equal to Five Million Dollars ($5,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000), and each Bid Rate Quote shall be in an amount at least equal to the lesser of (a) Five Million Dollars ($5,000,000) or (b) such Bank's Unused Line of Credit Commitment.

       In the case of Swing Line Advances, each Swing Line Advance shall be in an amount at least equal to One Hundred Thousand Dollars ($100,000) and in integral multiples of Ten Thousand Dollars ($10,000).

       Section 2.18. Certain Notices. Notices by the Borrower to the Administrative Agent and each Bank of Conversions and Continuations of LIBOR or CD Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent and each Bank not later than 12:30 P.M. (Central time) in the case of Base Rate Loans and 3:00 P.M. (Central time) in the case of CD Loans and LIBOR Loans on the number of Banking Days prior to the date of the relevant Conversion and Continuation or the first day of such Interest Period specified below:

                               Number of Banking
   Notice                      Days Prior Notice

Conversions into Base Rate Loans   same day

Conversions into, Continuations    two (2)
as, or duration of Interest
Period for, CD Loans

Conversions into, Continuations
as, or duration of Interest
Period for, LIBOR Loans    three (3)


    Each such notice of Conversion or Continuation shall specify the Loan to be Converted or Continued and the amount (subject to Section 2.17 hereof) thereof and the date of Conversion or Continuation (which shall be a Banking Day). Each such notice of the duration of an Interest Period shall specify the LIBOR or CD Loan, as the case may be, to which such Interest Period is to relate. In the event that the Borrower fails to select the type of Loan, or the duration of any Interest Period for any LIBOR or CD Loan, as the case may be, within the time period and otherwise as provided in this Section 2.18, such Loan (if outstanding as a LIBOR or CD Loan, as the case may be) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such LIBOR or CD Loan, as the case may be.

        Section 2.19. Additional Costs. The Borrower shall pay directly to each Bank within ten (10) days of a request for payment under this Section 2.19 (which request shall be accompanied by a statement setting forth the basis for the request), such amounts as such Bank may determine to be necessary to compensate it for any increased costs which such Bank determines are attributable to its making or maintaining any LIBOR or CD Advance, or its obligation to Convert any Base Rate Advance to a LIBOR Advance or CD Advance, as the case may be, hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such LIBOR or CD Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

        (1) changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes in respect of any of such LIBOR or CD Advances (other than changes in the rate of income tax imposed on such Bank or its Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

        (2) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit of the type specified herein or other assets of, or any deposits with or other liabilities of, such Bank (including any LIBOR or CD Advances or any deposits referred to in the definition of "LIBOR Rate" or "CD Rate", respectively, in Section 1.01 hereof), or any commitment of the Bank; or

        (3) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities).

        Without limiting the effect of the provisions of the first paragraph of this Section 2.19, in the event that, by reason of any Regulatory Change, any Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the LIBOR or CD Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes loans based on the LIBOR or CD Rate or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Bank to make or Continue, or to Convert Base Rate Advances into LIBOR or CD Advances, as the case may be, shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 2.22 hereof shall be applicable).

        Determinations and allocations by such Bank for purposes of this Section
2.19 of the effect of any Regulatory Change pursuant to the first or second paragraph of this Section 2.19, on its costs or rate of return of maintaining the Advances or on amounts receivable by it in respect of the Advances, and the amounts required to compensate such Bank under this Section 2.19, shall be conclusive absent manifest error. However, to the extent Additional Costs relate to a Bank's loans in general and not specifically to a Loan hereunder, such Bank shall use reasonable averaging and attribution methods. In addition, each Bank agrees that, as promptly as practical after it becomes aware of the occurrence of an event or the existence of a condition that would entitle it to exercise its rights under this Section 2.19, that it will use commercially reasonable efforts to make, fund or maintain the affected Advance through another lending office of such Bank if (a) as a result thereof the additional money that would otherwise be required to be paid in respect of such Advance could be reduced and (b) the making, funding or maintaining of such Advance through such other lending office would not adversely affect such Advance or such Bank. Finally, if a Bank is to require the Borrower to pay Additional Costs under this Section 2.19 then such Bank must make a demand on the Borrower to pay such Additional Costs within ninety (90) days of the later of (1) the date on which such Additional Costs are actually incurred by such Bank, or (2) the date on which such Bank knows, or should have known, that such Additional Costs have been incurred by such Bank.

        Section 2.20. Limitation on Types of Advances. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR or CD Rate for any Interest Period:

        (1) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates in the definition of "LIBOR or

    CD Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR or CD Loans, as the case may be, as provided in this Agreement; or

        (2) any Bank determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of "LIBOR Rate" or "CD Rate" in Section 1.01 hereof upon the basis of which the rate of interest for LIBOR Loans or CD Loans, as the case may be, for such Interest Period is to be determined do not adequately cover the cost to the Banks of making or maintaining such LIBOR Loans or CD Loans, as the case may be, for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, in the case of subsection (1) above, the Banks, and in the case of subsection (2) above, the Bank that makes the determination, shall be under no obligation to make LIBOR Loans or CD Loans, as the case may be, Convert Base Rate Loans into LIBOR Loans or CD Loans, as the case may be, or Continue LIBOR Loans or CD Loans, as the case may be, and the Borrower shall, on the last day(s) of the then current applicable Interest Period(s) for the outstanding LIBOR Loans or CD Loans, as the case may be, either prepay such LIBOR Loans or CD Loans, as the case may be, or Convert such LIBOR Loans or CD Loans, as the case may be, into a Base Rate Loan in accordance with Section 2.16.

        Section 2.21. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder or Convert Base Rate Loans or CD Loans into LIBOR Loans, then such Bank shall promptly notify the Administrative Agent and the Borrower thereof and such Bank's obligation to make or Continue, or to Convert Base Rate Loans or CD Loans into LIBOR Loans shall be suspended until such time as such Bank may again make and maintain LIBOR Loans (in which case the provisions of Section 2.22 hereof shall be applicable).

        Section 2.22. Treatment of Affected Loans. If the obligations of any Bank to make or Continue CD Loans, or to make or Continue LIBOR Loans, or to Convert Base Rate Loans or LIBOR Loans into CD Loans, or to Convert Base Rate Loans or CD Loans into LIBOR Loans are suspended pursuant to Section 2.20 or

2.21 hereof (CD Loans and LIBOR Loans so affected being herein called "Affected Loans"), such Bank's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a Conversion required by Section 2.20 or 2.21, on such earlier date as such Bank may specify to the Borrower).

        To the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans. All Loans which would otherwise be made or Continued by such Bank as CD Loans or LIBOR Loans, as the case may be, shall be made or Continued instead as Base Rate Loans and, in the case of CD Loans, all Base Rate Loans or LIBOR Loans of such Bank which would otherwise be Converted into CD Loans shall remain as Base Rate Loans, and, in the case of LIBOR Loans, all Base Rate Loans or CD Loans of such Bank which would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

        Section 2.23. Certain Compensation. The Borrower shall pay to each Bank the amount specified below to compensate it for any loss, cost or expense which such Bank determines is attributable to:

        (1) any payment, prepayment, Conversion or Continuation of a LIBOR or CD Loan made to such Bank on a date other than the last day of an Interest Period for such Loan whether by reason of acceleration or otherwise; or

        (2) any failure by the Borrower for any reason to borrow, Convert or Continue a LIBOR or CD Loan to be made, Converted or Continued by such Bank on the date specified therefor in the relevant notice issued by the Borrower (except for any default by any Bank or either Co-Agent); or

        (3) any payment or prepayment, whether by reason of acceleration or otherwise, of a Bid Rate Loan or Swing Line Bid Rate Loan, or any failure by the Borrower for any reason (after acceptance thereof) to borrow, on the date specified therefor for a Bid Rate Loan or Swing Line Bid Rate Loan.

        Such compensation shall be in an amount equal to the present value (assuming an interest rate equal to the rate specified under (2) below) of the difference between (1) the amount of interest which otherwise would have accrued on the principal amount of the Loan so prepaid or not borrowed over the period equal to the remaining portion of the applicable Interest Period and (2) the amount of interest the Bank would earn if such principal amount were reinvested for such remaining portion of the applicable Interest Period in the highest quality U.S. Treasury obligations in an amount equal to the prepaid or unborrowed principal amount and with a maturity approximately equal to such remaining portion of the applicable Interest Period. A determination of a Bank as to the amounts payable pursuant to this Section 2.23 shall be conclusive absent manifest error.

        Section 2.24. Capital Adequacy. If any Bank shall have determined that, after the date hereof, the adoption of any applicable Law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy existing on the date of this Agreement) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. A certificate of any Bank claiming compensation under this Section, setting forth in reasonable detail the basis therefor, shall be conclusive in the absence of manifest error.

        However, to the extent capital costs relate to a Bank's loans in general and not specifically to a Loan hereunder, such Bank shall use reasonable averaging and attribution methods. In addition, each Bank agrees that, as promptly as practical after it becomes aware of the occurrence of an event or the existence of a condition that would entitle it to exercise its right under this Section 2.24, that it will use commercially reasonable efforts to make, fund or maintain the affected Advances through another lending office of such Bank if (1) as a result thereof the additional money that would otherwise be required to be paid in respect of such Advances would be reduced, and (2) the making, funding or maintaining of such Advances through such other lending office would not adversely affect such Advances or such Bank. Finally, if a Bank is to require the Borrower to make payments under this Section 2.24 Capital Adequacy than the Bank must make a demand on the Borrower to make such payment within ninety (90) days of the later of (1) the date on which such capital costs are actually incurred by such Bank, or (2) the date on which such Bank knows, or should have known, that such capital costs have been incurred by such Bank.

        Section 2.25. Right of Substitution. The Borrower and the Banks agree that if (1) a Bank requests compensation pursuant to Section 2.19 Additional Costs or Section 2.24 Capital Adequacy or (2) Section 2.21 Illegality applies, that the Borrower shall have the right to substitute a bank to replace the Bank in question, provided, that, (1) all the terms and requirements of Section 11.04 are complied with, (2) the Borrower compensates the Bank being removed for the losses, costs and expenses incurred by such Bank as a result of such substitution, which shall be limited to, the costs and expenses of substituting the new bank as the issuer of all Letters of Credit issued by the Bank to be replaced, and payment to the replaced Bank of compensation in accordance with
Section 2.23 as if all Loans transferred to the new bank by the replaced Bank were prepaid on the date of such assignment and the payment of the principal and interest owed to such replaced Bank.


                         ARTICLE III.  LETTERS OF CREDIT

        Section 3.01. Line of Credit Letters of Credit. Any Bank may, in its sole discretion, issue for the account of the Borrower either (1) a trade or commercial letter of credit or (2) a performance or standby letter of credit with a maturity date of one (1) year or less (without regard to any renewal provisions thereof) from the date of issuance of such letter of credit (each of the letters of credit under (1) and (2) a "Line of Credit Letters of Credit") on terms and conditions agreed to by such Bank and the Borrower from time to time during the period from the Closing Date to the Line of Credit Maturity Date, provided, that (1) with regard to all Banks, at no time will the outstanding Total Line of Credit Letter of Credit Obligations exceed the lesser of (a) One Hundred Twenty-Five Million Dollars ($125,000,000), or (b) the Total Line of Credit Commitment less the Outstanding Line of Credit Facilities, and (2) with respect to each Bank, at no time will the Individual Line of Credit Letter of Credit Obligations of such Bank exceed such Bank's Individual Line of Credit Commitment minus the aggregate principal amount of all Line of Credit Loans.

The terms and conditions relating to each Line of Credit Letter of Credit will be set forth in a Line of Credit Letter of Credit Agreement, and such Line of Credit Letter of Credit Agreement will provide that all draws under such Line of Credit Letter of Credit will be reimbursed at the time of such draw. The maturity date of a Line of Credit Letter of Credit may be after the Line of Credit Maturity Date. Each Line of Credit Letter of Credit will be for the account of the Bank issuing such Line of Credit Letter of Credit and the other Banks are not required to purchase participations in such Line of Credit Letter of Credit. Prior to the issuance of each Line of Credit Letter of Credit, the Bank proposing to issue such Letter of Credit will confirm with the Administrative Agent that such Letter of Credit will not exceed the limitations set forth in this Section 3.01.

        Section 3.02. Revolving Credit Letters of Credit. Any Bank may, in its sole discretion, issue for the account of the Borrower a performance or standby letter of credit with a maturity date of more than one (1) year from the date of issuance of such letter of credit (a "Revolving Credit Letter of Credit") on terms and conditions agreed to by the Borrower and such Bank from time to time during the period from the Closing Date to the Revolving Credit Maturity Date, provided, that (1) with regard to all Banks, at no time will the outstanding Total Revolving Credit Letter of Credit Obligations exceed the lesser of (a) Fifty Million Dollars ($50,000,000), or (b) the Total Revolving Credit Commitment less the Outstanding Revolving Credit Facilities, and (2) with respect to each Bank, at no time will the Individual Revolving Credit Letter of Credit Obligations of such Bank exceed such Bank's Individual Revolving Credit Commitment minus the aggregate principal amount of all Revolving Credit Loans. The terms and conditions relating to each such Revolving Credit Letter of Credit will be set forth in a Revolving Credit Letter of Credit Agreement and such Agreement will provide that all draws under such Revolving Credit Letter of Credit will be reimbursed at the time of such draw. The maturity date of a Revolving Credit Letter of Credit may be after the Revolving Credit Maturity Date. Each Revolving Credit Letter of Credit will be for the account of the Bank issuing such Revolving Credit Letter of Credit and the other Banks are not required to purchase participations in such Revolving Credit Letter of Credit. Prior to the issuance of each Revolving Credit Letter of Credit, the Bank proposing to issue such Letter of Credit will confirm with the Administrative Agent that such Letter of Credit will not exceed the limitations set forth in this Section 3.02.

        Section 3.03. Relationship between this Agreement and Each Line of Credit Letter of Credit Agreement and Each Revolving Credit Letter of Credit Agreement. Each Bank agrees that to the extent its Line of Credit Letter of Credit Agreement or Revolving Credit Letter of Credit Agreement (including with respect to any Letters of Credit listed on Schedule 3.04) contains (1) representations and warranties, covenants or events of default covering substantially the same matters or items that are covered by the representations and warranties, covenants or Events of Default set forth in this Agreement, or
(2) any of the items covered by Section 11.07 of this Agreement, such as jurisdiction, service of process, waivers of immunity and so forth, that in all such cases the terms of this Agreement supersede such provisions and the terms of this Agreement are controlling. In addition, each Bank and the Borrower agree that the reimbursement obligation on all Letters of Credit are not, and will not be, secured by a Lien on any assets of the Borrower or any Restricted Subsidiary, except for the Cash Collateral permitted under Section 9.02 Remedies.

        Section 3.04. Outstanding Letters of Credit. The Borrower and each Bank agrees that all letters of credit previously issued by such Bank for the account of the Borrower which remain outstanding as of the Closing Date, all of which are set forth in Schedule 3.04, will automatically as of such Date be deemed to be Line of Credit Letters of Credit or Revolving Credit Letters of Credit, as applicable and as set forth in such Schedule, and, as such, all such Letters of Credit will be subject to the terms of this Agreement.

        Section 3.05. Reimbursement Obligations on Letters of Credit. The Borrower and each Bank agree that all reimbursement obligations of the Borrower under a Letter of Credit will immediately and automatically be satisfied by the Bank's making a loan to the Borrower (in the case of a Line of Credit Letter of Credit a "Line of Credit Letter of Credit Loan" and in the case of a Revolving Credit Letter of Credit a "Revolving Credit Letter of Credit Loan") and that all such Line of Credit Letter of Credit Loans and Revolving Credit Letter of Credit Loans shall be demand obligations and will bear interest at the Base Rate.

                        ARTICLE IV.  CONDITIONS PRECEDENT

        Section 4.01. Conditions Precedent to Initial Use of a Credit Facility on and after the Closing Date. The obligations of the Banks on or after the Closing Date to make a Loan or, in their sole discretion, issue a Letter of

Credit is subject to the condition precedent that the Banks shall have received on or before the Closing Date each of the following documents, in form and substance satisfactory to the Co-Agents and their counsel, and each of the following requirements shall have been fulfilled:

        (1) Evidence of Due Organization and all Corporate Actions by the Borrower. A certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, attesting to the certificate of incorporation of the Borrower and all amendments thereto, to the amended by-laws of the Borrower, and to all corporate actions taken by the Borrower, including resolutions of its board of directors, authorizing the execution, delivery and performance of the Loan Documents, and each other document to be delivered pursuant to the Loan Documents;

        (2) Incumbency and Signature Certificate of the Borrower. A certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents, and the other documents to be delivered pursuant to the Loan Documents;

        (3) Good Standing Certificate of the Borrower. A certificate, dated within ten (10) Banking Days of the Closing Date, from the Secretary of State (or other appropriate official) of the jurisdiction of incorporation of the Borrower certifying as to the due incorporation and good standing of the Borrower;

        (4) Notes. For each of the Banks each of its Notes, duly executed by the Borrower;

        (5) Opinion of Counsel for Borrower. A favorable opinion of Robert Terry, Esq., general counsel for the Borrower, dated the Closing Date substantially in the form of Exhibit I;

        (6) Payment of Fees. Payment in full to the Co-Agents of all fees required to be paid as of such date to each of the Co-Agents pursuant to the terms of the Fee Letter; and payment in full to the Banks of all other fees required to be paid as of such date in accordance with the Loan Documents, including but not limited to the Facility Fee;

        (7) Officer's Certificate. The following statements shall be true and the Administrative Agent shall have received a certificate signed by a duly authorized officer of the Borrower dated the Closing Date stating that:

            (a) The representations and warranties contained in this Agreement are, as of the Closing Date as though made on and as of such Date, correct in all material respects in the case of such representations and warranties which are not subject to a materiality or Material Adverse Change exception, and in all cases where such representation and warranty is subject to such an exception, are correct; and

            (b)  No Default or Event of Default has occurred and is continuing;
    and

        (8) Additional Documentation. Such other approvals, opinions or documents as any Bank Party may reasonably request.

        Section 4.02. Conditions Precedent to Each Credit Facility. The obligations of the Banks to make each Loan after the Closing Date or, in their sole discretion, issue a Letter of Credit, shall be subject to the further conditions precedent that on the date of providing such Credit Facility:

        (1)  The following statements shall be true:

            (a) all the representations and warranties contained in this
                Agreement and in each of the other Loan Documents are, as of the date of providing such Credit Facility as though made on and as of such date, correct in all material respects in the case of such representations and warranties which are not subject to a materiality or Material Adverse Change exception, and in all cases where such representation or warranty is subject to such an exception, are correct; and

            (b) no Default or Event of Default has occurred and is continuing, or could result from providing such Credit Facility;

        (2) The Administrative Agent shall have received such other approvals, opinions or documents as the Agent or any Bank may reasonably request.

        Section 4.03. Deemed Representation. Each request for a Credit Facility and acceptance by the Borrower of any proceeds of such Loan or the issuance of any Letter of Credit, as the case may be, shall constitute a representation and warranty that the statements contained in Section 4.02(1) are true and correct both on the date of such notice and as of the date of the providing of such Loan or issuance of such Letter of Credit, as the case may be.


                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

        The Borrower hereby represents and warrants that:

        Section 5.01. Incorporation, Good Standing and Due Qualification. The Borrower and each Restricted Subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except to the extent that its failure to be so qualified has not, and could not reasonably be expected to, result in a Material Adverse Change.

        Section 5.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (1) require any consent or approval of its stockholders which has not been obtained; (2) contravene its certificate of incorporation or by-laws; (3) violate any provision of, or require any filing, registration, consent or approval under any Law (including, without limitation, Regulations G, T, U and X of the Board of Governors), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any Consolidated Subsidiary; (4) result in a breach of or constitute a default under or, except for any obtained, require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any Consolidated Subsidiary is a party or by which it or its properties may be bound or affected; (5) except as contemplated by this Agreement, result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Consolidated Subsidiary; or (6) cause the

Borrower or any Consolidated Subsidiary to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument (upon obtaining all consents which have been obtained on or before the date hereof).

        Section 5.03.  Legally Enforceable Agreements.   Assuming each Loan
Document is the legal, valid and binding obligation of each Person (other than the Borrower or a Restricted Subsidiary) a party thereto, each Loan Document is, or when executed and delivered will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except (1) to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors' rights generally and (2) as enforcement thereof is subject to general principles of equity (whether applicable in a proceeding at law or in equity).

        Section 5.04. Litigation. Except as specified on Schedule 5.04, there are no actions, suits or proceedings (private or governmental) pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any Restricted Subsidiary before any Governmental Authority or arbitrator, which have resulted in, or could be reasonably expected to result in, in any one case or in the aggregate, a Material Adverse Change.

        Section 5.05. Financial Statements. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of August 31, 1993, and the related consolidated statements of cash flows and consolidated statements of capital shares and equities for the Fiscal Year then ended, and the accompanying footnotes, together with the opinion thereon, dated October 29, 1993 of KPMG Peat Marwick, independent certified public accountants, copies of which have been furnished to the Banks, fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and the Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied.

        The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of February 28, 1994, and the related consolidated statements of cash flows and consolidated statements of capital shares and equities for the six (6) month period then ended, and the accompanying footnotes, copies of which have been furnished to the Banks, fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and the Consolidated Subsidiaries for the periods covered by such statements (subject to year end adjustments), all in accordance with GAAP consistently applied.

        The combined balance sheet of the Borrower and its Restricted Subsidiaries as of August 31, 1993, a copy of which has been presented to the Banks, fairly presents the financial condition of the Borrower and its Restricted Subsidiaries as of such date, all in accordance with GAAP consistently applied (assuming that the Restricted Subsidiaries are the only Subsidiaries of the Borrower).

        The combined balance sheet of the Borrower and its Restricted Subsidiaries as of February 28, 1994, a copy of which has been furnished to the Banks, fairly presents the financial condition of the Borrower and its Restricted Subsidiaries as of such date, all in accordance with GAAP consistently applied (subject to year end adjustments and assuming that the Restricted Subsidiaries are the only Subsidiaries of the Borrower).

        Since August 31, 1993, there has been no Material Adverse Change.

        There are no liabilities of the Borrower or any of the Restricted Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements of the Borrower and the Restricted Subsidiaries referred to above or in the notes thereto, other than liabilities arising in the ordinary course of business since February 28, 1994. No information, exhibit, or report furnished by the Borrower or any of the Consolidated Subsidiaries to any Bank Party in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made and taken together with the other information, exhibits and reports furnished to the Bank Parties.

        Section 5.06. Ownership and Liens. The Borrower and each Restricted Subsidiary have title to, or valid leasehold interests in, all of their material properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements of the Borrower and the Restricted Subsidiaries referred to in Section 5.05, except (1) any properties or assets disposed of in the ordinary course of business, and (2) for minor defects in title and minor encumbrances not in any case materially detracting from the value or use of the assets affected thereby; and none of the properties and assets owned by the Borrower and each Restricted Subsidiary and none of their leasehold interests are subject to any Lien, except as may be permitted under this Agreement.

        Section 5.07. Taxes. The Borrower and each Consolidated Subsidiary have filed all tax returns (federal, state and local) required to be filed (or obtained extensions with respect thereto) and have paid all taxes, assessments and governmental charges and levies thereon prior to the time they are delinquent, including interest and penalties, except (1) to the extent they are the subject of a Good Faith Contest and (2) as otherwise disclosed in Schedule 5.07.

        Section 5.08. ERISA. Except with regard to each representation and warranty set forth under this Section 5.08 as set forth in Schedule 5.08, each Plan is administered in compliance in all material respects with all applicable provisions of ERISA and the Code, neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a defined benefit pension Plan has been filed nor has any defined benefit pension Plan been terminated except for such Plans terminated on or before May 19, 1992 and in which neither the Borrower nor any Consolidated Subsidiary nor any ERISA Affiliate has any outstanding or ongoing obligations with regard to such Plan; no circumstance exists which constitutes grounds under
Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any Consolidated Subsidiary nor any ERISA Affiliate has completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multiemployer Plan; and no Plan which is a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is terminating; the Borrower, each Consolidated Subsidiary and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and there are no unfunded vested liabilities; and neither the Borrower nor any Consolidated Subsidiary nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA; and neither the Borrower, nor any Consolidated Subsidiary, nor any ERISA Affiliate has liability for retiree medical, life insurance or other death benefits (contingent or otherwise) other than as a result of a continuation of medical coverage required under Section 4980B of the Code.

        Section 5.09. Operation of Business. The Borrower and each Restricted Subsidiary possess all licenses, permits, franchises, and trade names, or rights thereto, to conduct their business substantially as now conducted and as presently proposed to be conducted, and the Borrower and each Restricted Subsidiary are not in violation of any valid rights of others with respect to any of the foregoing, except to the extent such lack of possession or violation has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

        Section 5.10. No Default on Outstanding Judgments or Orders. The Borrower and each Restricted Subsidiary have satisfied all judgments and the Borrower and each Restricted Subsidiary are not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except to the extent such failure to satisfy any or all such judgments or to be in such a default has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

        Section 5.11.  No Defaults on Other Agreements.   Neither the Borrower
nor any Restricted Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any certificate of incorporation or corporate restriction which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Neither the Borrower nor any Restricted Subsidiary is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument where such failure to perform, observe or fulfill has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

        Section 5.12.  Labor Disputes and Acts of God.   Neither the business
nor the properties of the Borrower or any Restricted Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

        Section 5.13.  Governmental Regulation.   Neither the Borrower nor any
Restricted Subsidiary is subject to regulation under the Public Utility Holding

Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation, in each case, limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

        Section 5.14.  Partnerships and Joint Ventures.  As of the Closing Date,
Schedule 5.14 is a complete list of both (1) the Persons organized as partnerships (a) which are actively engaged in a business, (b) in which the Borrower or any Restricted Subsidiary is a partner and (c) in which the Borrower and all the Restricted Subsidiaries have in the aggregate an Investment of One Hundred Thousand Dollars ($100,000) or more, and (2) all joint ventures in which the Borrower or any Restricted Subsidiary is involved (a) which are actively engaged in a business, and (b) in which the Borrower and all the Restricted Subsidiaries have in the aggregate an Investment of One Hundred Thousand Dollars ($100,000) or more.

        Section 5.15. Environmental Protection. The Borrower and each Restricted Subsidiary have obtained all permits, licenses and other authorizations which are required under all applicable Environmental Laws, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to result in, a Material Adverse Change. The Borrower and each Restricted Subsidiary are in compliance with all Environmental Laws and the terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, obligations, schedules and timetables contained in those Laws or contained in any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent, in each case, failure to comply has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.


                       ARTICLE VI.  AFFIRMATIVE COVENANTS

        So long as any of the Notes shall remain unpaid or any Letter of Credit Obligation shall remain outstanding or any Bank shall have any Commitment hereunder or any other amount is owing by the Borrower to any Bank Party hereunder or under any other Loan Document, the Borrower shall:

        Section 6.01. Maintenance of Eligibility and Capitalization. Preserve and maintain its status as an entity eligible to borrow from CoBank; and for any such Advances made by CoBank purchase such equity in CoBank as CoBank may from time to time require in accordance with CoBank's bylaws and capital plan. The Borrower hereby acknowledges receipt prior to the execution of this Agreement of a written description of the terms and conditions under which equity in CoBank is issued.

        Section 6.02. Maintenance of Existence. Preserve and maintain, and cause each Substantial Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required except (1) where the failure to so qualify has not and is not reasonably to be expected to result in a Material Adverse Change, and (2) for any mergers permitted under Section 7.08.

        Section 6.03.  Maintenance of Properties.   Except to the extent
permitted by either Section 7.03 or Section 7.05, maintain, keep and preserve, and cause each Restricted Subsidiary to maintain, keep and preserve, all of its material properties (tangible and intangible) necessary or used in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and shall cause to be made all repairs, renewals, replacements, betterments and improvements thereof, all as in the sole judgment of the Borrower may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

        Section 6.04. Maintenance of Records. Keep, and cause each of its Restricted Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all of its and their financial transactions.

        Section 6.05.  Maintenance of Insurance.   Maintain, and cause each
Restricted Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated; provided, however, that the Borrower may, to the extent permitted by Law provide for appropriate self-insurance with respect to worker's compensation. At the request of the Administrative Agent, copies of all policies (or such other proof of compliance with this Section 6.05 as may be reasonably satisfactory) shall be delivered to the Banks.

        Section 6.06. Compliance with Laws. Comply in all material respects, and cause each Restricted Subsidiary to comply in all material respects, with all applicable Laws, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, unless such failure to comply is the subject of a Good Faith Contest.

        Section 6.07. Right of Inspection. At any time during normal business hours and from time to time upon reasonable notice to the Borrower, permit, and cause its Restricted Subsidiaries to permit, any Bank Party or any agent or representative thereof, to examine and make copies and abstracts from the financial records and books of account of, and visit the properties of, the Borrower and any Restricted Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and any Restricted Subsidiary with any of their respective officers and directors and independent accountants, provided, that, in the case of each meeting with the independent accountants the Borrower is given an opportunity to have a representative present at such meeting.

        Section 6.08. Employee Benefit Plans. Make or cause to be made, and cause each Consolidated Subsidiary to make or cause to be made, all payments or contributions to all Plans covered by Title IV of ERISA, which are necessary to enable those Plans to continuously meet all minimum funding standards or requirements.

        Section 6.09. Reporting Requirements. Furnish directly to the Administrative Agent:

        (1) Borrower's Monthly Financial and Management Report. As soon as available and in any event within thirty five (35) days after the end of each fiscal quarter of each Fiscal Year of the Borrower, the Borrower's Monthly Financial and Management Report as of the end of such quarter which will present information both for the last month of such quarter and for the period from the start of the applicable Fiscal Year to the end of such month.

        As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each Fiscal Year of the Borrower, a copy of the Form 10-Q (or any successor form thereto) filed by the Borrower with the Securities and Exchange Commission;

        (2) Borrower's Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, the consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year, and the related consolidated statements of operations, statements of capital shares and equities and cash flow statements for such Fiscal Year, all in reasonable detail and stating in comparative form the consolidated figures for the corresponding date and period in the prior Fiscal Year, and all prepared in accordance with GAAP consistently applied, reported on by KPMG Peat Marwick or another nationally recognized firm of independent accountants;

        As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, a copy of the Form 10-K (or any successor form thereto) filed by the Borrower with the Securities and Exchange Commission; and

        As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, the combined and combining balance sheets of the Borrower and its Restricted Subsidiaries as of the end of such Fiscal Year, and the related combined and combining statements of operations for such Fiscal Year, all in reasonable detail and stating in comparative form the respective combined figures for the corresponding date and period in the prior Fiscal Year and all prepared in accordance with GAAP consistently applied (assuming that the Restricted Subsidiaries are the only Subsidiaries of the Borrower), certified by the chief financial officer or treasurer of the Borrower.

        (3) Certificate of No Default. At the time of the delivery of each of the financial statements referred to under (1) and (2) of this Section 6.09, a certificate of the chief financial officer or treasurer of the Borrower
    (a) certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (b) with computations demonstrating compliance with the financial covenants contained in Article VIII.

        (4)  Notice of Litigation.  Promptly after the commencement thereof,

    notice of all actions, suits, and proceedings before any Governmental Authority, affecting the Borrower or any Restricted Subsidiary which, if determined adversely to the Borrower or any Restricted Subsidiary, could reasonably be expected to require the Borrower or any Restricted Subsidiary to have to pay or deliver assets having a value of Ten Million Dollars ($10,000,000) or more (whether or not the claim is covered by insurance) or could reasonably be expected to result in a Material Adverse Change.

        (5) Notices of Defaults and Events of Default. As soon as possible and in any event within three (3) days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower and the Consolidated Subsidiaries with respect thereto.

        (6)  ERISA Reports.  As soon as possible and in any event within twenty
    (20) days after the Borrower or any Consolidated Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Consolidated Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, or that the Borrower, any Consolidated Subsidiary or any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan, or that a Plan which is a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is terminating, the Borrower or such Consolidated Subsidiary will deliver to each of the Banks a certificate of the chief financial officer or treasurer of the Borrower or such Consolidated Subsidiary setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination or withdrawal or reorganization or insolvency and the action the Borrower or such Consolidated Subsidiary proposes to take with respect thereto; provided, however, that notwithstanding the foregoing, no reporting is required under this subsection (6) unless the matter(s), individually or in the aggregate, result, or could be reasonably expected to result, in aggregate obligations or liabilities of the Borrower and/or the Restricted Subsidiaries in excess of One Million Dollars ($1,000,000).

        (7) Annual Budget. Promptly upon becoming available, but in no event later than September 30 in any year (or such later date as the Borrower and the Requisite Banks may agree), a copy of the Borrower's Annual Operating

    Budget approved by the Borrower's board of directors, together with the assumptions and projections on which the budget is based. In addition, if any material changes are made to such Budget during the year, then Borrower will furnish copies of any such changes promptly after such changes have been approved.

        (8) Material Adverse Change. As soon as possible and in any event within five (5) days after the occurrence of any event or circumstance which could reasonably be expected to result in or has resulted in a Material Adverse Change, written notice thereof.

        (9) Liens. As soon as possible and in any event within five (5) days after the Borrower or any Restricted Subsidiary obtains knowledge of any assertion of any Lien which secures obligations of One Million Dollars ($1,000,000) or more, other than Liens permitted under Section 7.02 of this Agreement.

        (10) Environmental Notices. As soon as possible and in any event within five (5) days after receipt, copies of all Environmental Notices received by the Borrower or any Restricted Subsidiary which indicate a potential liability of Ten Million Dollars ($10,000,000) or more for the Borrower and all its Restricted Subsidiaries taken together or which could reasonably be expected to result in or has resulted in a Material Adverse Change.

        (11) Investments. Within thirty (30) days after the making of each Investment of the type permitted by Section 7.10(4) or (5) where the aggregate amount of such Investment and all Investments related thereto equals or exceeds Ten Million Dollars ($10,000,000), the terms and provisions of each such Investment provided, however, the failure to give such notice will not be a violation of this provision if the Borrower uses its best efforts to give such notice but then fails to provide such notice.

        (12) General Information. With reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Restricted Subsidiary as any Bank Party may from time to time reasonably request.

        Section 6.10.  Compliance With Environmental Laws.  Comply in all

respects with all applicable Environmental Laws where the failure to comply could reasonably be expected to result in a Material Adverse Change, except where the failure to comply is the subject of a Good Faith Contest, and promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance.

        Section 6.11. Unrestricted Entities. Cause, or in the case where the Borrower cannot exercise control over any Unrestricted Entity, use its best efforts to cause, all Unrestricted Entities to comply in all material respects with all Laws and to pay or perform all obligations which, if not complied with or if not paid or performed, could reasonably be expected to result in liability to the Borrower or any Restricted Subsidiary and such liability does, or could be reasonably expected to, result in a Material Adverse Change.


                        ARTICLE VII.  NEGATIVE COVENANTS

        So long as any of the Notes shall remain unpaid or any Letter of Credit Obligation shall remain outstanding or any Bank shall have any Commitment hereunder or any other amount is owing by the Borrower to any Bank Party hereunder or under any other Loan Document, the Borrower shall not and shall not permit any of its Restricted Subsidiaries to:

        Section 7.01. Debt. Create, incur, assume or suffer to exist any Combined Short Term Institutional Debt, except:

        (1) Combined Short Term Institutional Debt of the Borrower under short term lines of credit, provided, that, (a) the aggregate principal amount of all such Debt outstanding at any time is equal to or less than Thirty-Five Million Dollars ($35,000,000), and (b) such Debt is not secured by a Lien on any assets of the Borrower or any Restricted Subsidiary;

        (2) Combined Short Term Institutional Debt of the Borrower under this Agreement, the Notes, the Letters of Credit, or any other Loan Document;

        (3) any of the Current Portion of Combined Fund Debt permitted under any of the exceptions to Combined Funded Debt as provided below;

        (4) any of the Combined Short Term Debt;

        (5) If the Line of Credit Facility is no longer provided pursuant to the terms of this Agreement, Combined Short Term Institutional Debt of the Borrower, provided, that, (a) the aggregate principal amount of all such Combined Short Term Institutional Debt outstanding at any time is equal to or less than Four Hundred Fifty Million Dollars ($450,000,000) less the amount of Funded Debt outstanding under subsection (12) of the exceptions to the Combined Funded Debt limitation provided below, and (b) such Combined Short Term Institutional Debt is not secured by a Lien on any assets of the Borrower or any Restricted Subsidiary; and

        (6) Combined Short Term Institutional Debt under repurchase agreements with reputable financial institutions involving securities of the type covered by the definition of Permitted Investments and having a market value at least equal to the amount so invested.

        Create, incur, assume or suffer to exist or guarantee any Combined Funded Debt, except:

        (1) Combined Funded Debt of the Borrower under this Agreement, the Notes, the Letters of Credit, or any other Loan Document;

        (2) Combined Funded Debt of the Borrower, provided, that, (a) the aggregate principal amount of all such Combined Funded Debt outstanding at the time is equal to or less than One Hundred Million Dollars ($100,000,000) and (b) such Combined Funded Debt is not secured by a Lien on any assets of the Borrower or any Restricted Subsidiary;

        (3)  any of the Combined Subordinated Debt which is Combined Funded
Debt;

        (4) Combined Funded Debt of any Restricted Subsidiary owed to the Borrower or any other Restricted Subsidiary;

        (5) Combined Funded Debt of the Borrower owed to any Restricted Subsidiary;

        (6) Combined Funded Debt of the Borrower or any Restricted Subsidiary for any or all of the following: non-compete agreements, deferred compensation agreements, capital stock refunds payable, obligations under any settlement agreements, retiree death claims, and any other similar obligations;

        (7) Combined Funded Debt of the Borrower or any Restricted Subsidiary under any and all Asset Acquisition Obligations if at the time of the incurrence thereof and at all times thereafter the Borrower and the Restricted Subsidiaries are in compliance with the terms of Section 8.02 Ratio of Combined Long Term Debt to Combined Total Capitalization;

        (8) Combined Funded Debt of the Borrower, provided, that, the aggregate principal amount of all such Combined Funded Debt at any time outstanding is equal to or less than One Million Dollars ($1,000,000);

        (9) Combined Funded Debt of the Borrower in the amount of up to Ten Million Dollars ($10,000,000) owed to CoBank under and pursuant to the terms of the Amended and Restated Note dated May 19, 1994 from the Borrower to CoBank;

        (10) Combined Funded Debt of the Borrower incurred in connection with or pursuant to any industrial revenue bonds where the proceeds of such bonds are used to provide financing to the Borrower and/or any Restricted Subsidiary;

        (11)    Patronage refunds; and

        (12) If the Line of Credit Facility is no longer provided pursuant to the terms of this Agreement, Combined Funded Debt of the Borrower, provided, that, (a) the aggregate principal amount of all such Combined Funded Debt outstanding at any time is equal to or less than Four Hundred Fifty Million Dollars ($450,000,000) less the amount of Combined Short Term Institutional Debt outstanding under subsection (5) of the exceptions to the Combined Short Term Institutional Debt limitations noted above, and (b) such Combined Funded Debt is not secured by a Lien on any assets of the Borrower or any Restricted Subsidiary.

        Section 7.02. Liens. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its real or personal properties (including, without limitation, leasehold interests, leasehold improvements and any other interest in real property or fixtures), now owned or hereafter acquired, except:

        (1) Liens for taxes or assessments or other government charges or levies relating to real property if not delinquent or if delinquent they are the subject of a Good Faith Contest but in no event past the time when a penalty would be incurred;

        (2) Liens for taxes or assessments or other charges or levies of any Governmental Authority provided, that such taxes or assessments or other charges or levies in the aggregate at any time do not secure more than Thirty Million Dollars ($30,000,000) of such taxes or assessments or other charges;

        (3) Liens imposed by Law, such as mechanic's, worker's, repairman's, miner's, agister's, attorney's, materialmen's, landlord's, warehousemen's and carrier's Liens and other similar Liens securing aggregate amounts outstanding (other than indebtedness for borrowed money or the deferred purchase price of property or services) of up to Ten Million Dollars ($10,000,000) and which are securing obligations incurred in the ordinary course of business for sums not yet due and payable or if due and payable which are the subject of a Good Faith Contest;

        (4) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA), or to secure payments of premiums for insurance purchased in the ordinary course of business, or to secure the performance of tenders, statutory obligations, surety and appearance bonds and bids, bonds for release of an attachment, stay of execution or injunction, leases, government contracts, performance and return-of-money bonds and other similar obligations, all of which are incurred in the ordinary course of business and not in connection with the borrowing of money;

        (5) any attachment or judgment Lien, the time for appeal or petition for rehearing of which shall not have expired or in respect of which the Borrower or the Restricted Subsidiary is protected in all material respects by insurance or for the payment of which adequate reserves have been provided; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Good Faith Contest; provided, further, the maximum amount of such Liens for which the Borrower and its Restricted Subsidiaries are not protected by insurance that may, at any one time, exist hereunder shall not exceed Twenty Million Dollars ($20,000,000) in the aggregate;

        (6) easements, rights-of-way, restrictions, encroachments, covenants, servitudes, zoning and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any Restricted Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

        (7) Liens arising in the ordinary course of business and created in connection with amounts on deposit in charge card and like accounts (such as Visa or MasterCard);

        (8) purchase money Liens on any real property, fixtures or equipment or the assumption of any Lien on real property, fixtures or equipment existing at the time of such acquisition, or a Lien incurred in connection with any Asset

Acquisition Obligation; provided that:

        (a) any property subject to any of the foregoing is acquired or constructed by the Borrower or any Restricted Subsidiary in the ordinary course of its business and the Lien on any such property is created contemporaneously or within ninety (90) days of such acquisition or construction;

        (b) the regularly scheduled payments on the Asset Acquisition Obligation secured by any Lien so created, assumed or existing shall not exceed one hundred percent (100%) of the lesser of cost or fair market value as of the time of acquisition or construction of the property covered thereby;

        (c) each such Lien shall attach only to the property so acquired and fixed improvements thereon (and proceeds thereof); and

        (d) at the time of the incurrence of any Asset Acquisition Obligation secured by any such Liens and at all times that any such Asset Acquisition Obligation is outstanding such Obligation is Combined Funded Debt permitted under subsection (7) of Section 7.01;

        (9) purchase money Liens of the Borrower arising in favor of an issuer of a letter of credit (other than any Bank providing a Letter of Credit) by virtue of its having honored any drafts on such letter of credit provided that the obligation secured by such Lien is permitted under subsection (1) of the limitation on Combined Short Term Institutional Debt set forth in Section 7.01;

        (10) Liens assumed in connection with mergers and acquisitions, but only to the extent that such Liens: (a) existed prior to the merger and acquisition; (b) secure real property, plant or equipment being acquired; (c) do not exceed (A) in the aggregate in any Fiscal Year ten percent (10%) of the Combined Non-Current Assets as of the last day of the immediately preceding Fiscal Year and (B) in the aggregate in any three (3) consecutive Fiscal Years taken together twenty percent (20%) of the average of the Combined Non-Current Assets as of the last day of each Fiscal Year which preceded each such Fiscal Year included in such three (3) Fiscal Year period; and (d) at the time of the occurrence of and after giving effect to such merger or acquisition the Borrower is in compliance with the terms of Section 8.02 Ratio of Combined Long Term Debt to Combined Total Capitalization; and

        (11) after the occurrence of an Event of Default and the exercise of the remedies of the Banks, Cash Collateral to secure Letters of Credit provided that the Cash Collateral provided to any Bank does not exceed that Bank's Permitted Cash Collateral Amount;

        (12) Liens on property or assets of a Restricted Subsidiary to secure Debt of such Restricted Subsidiary to the Borrower or another Restricted Subsidiary;

        (13) Liens of CoBank on Investments by the Borrower in the stock, participation certificates, or allocated reserves of CoBank owned by Borrower;

        (14) Liens of any issuer of capital shares or equities on such capital shares or equities owned by the Borrower or a Restricted Subsidiary provided such Liens are created by the statute under which such issuer was incorporated or by the articles of incorporation or bylaws of such issuer;

        (15) Liens arising out of or incurred in connection with oil or gas leases and interests and mineral interests, or in real property pertaining thereto, provided that the aggregate amount of all obligations secured by all such Liens is equal to or less than One Million Dollars ($1,000,000);

        (16) all precautionary filings of financing statements under the Uniform Commercial Code which cover property that is made available to or used by the

Borrower or any Restricted Subsidiary pursuant to the terms of an Operating Lease or Capital Lease; and

        (17) Liens incurred in connection with any indemnity or repurchase obligations contemplated by transactions involving the Borrower or any Restricted Subsidiary and any financial institution pursuant to the export credit guarantee program of the Commodity Credit Corporation (or any successor) or other program designed to assist or enhance export sales.

        Notwithstanding the foregoing, the maximum amount of claims that may, in the aggregate and at any one time, be secured by Liens under Section 7.02(2),
(3) or (5) hereof, may not exceed Fifty Million Dollars ($50,000,000).

        Section 7.03. Subsidiaries' Stock. Take any action which would result in a decrease in the percentage (and such decrease does not result in the Subsidiary no longer qualifying as a Substantial Subsidiary) of the outstanding shares of stock of any Substantial Subsidiary owned by the Borrower or any Substantial Subsidiary, except as the result of (1) the issuance of directors' qualifying shares, (2) the declaration and payment of patronage refunds, (3) the issuance of capital stock to new members, (4) the purchase or retirement of shares with the proceeds of newly issued shares, or (5) the sale of capital stock at a price determined by the Borrower to be the fair value thereof and which is otherwise not restricted by this Agreement.

        Section 7.04. Fiscal Year. Change its Fiscal Year to a period other than its Fiscal Year in effect on the Closing Date.

        Section 7.05.  Sale of Assets.  Except as permitted under Section 7.01,
7.03 or 7.10, sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets, except: (1) the sale of inventory, equipment and fixtures disposed of in the ordinary course of business, (2) the sale or other disposition of assets no longer necessary or useful for the conduct of its business that either (i) as a result of such sale or disposition and after giving effect thereto the ratio of Combined Long-Term Debt to Combined Total Capitalization is improved; or (ii) does not exceed (A) in the aggregate in any Fiscal Year ten percent (10%) of the Combined Non-Current Assets as of the last day of the immediately preceding Fiscal Year and (B) in the aggregate in any three (3) consecutive Fiscal Years taken together twenty percent (20%) of the average of the Combined Non-Current Assets as of the last day of each Fiscal

Year which preceded each such Fiscal Year included in such three (3) Fiscal Year period; provided, however, that after giving effect to such sale or disposition, no Default or Event of Default would occur, and (3) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or another Restricted Subsidiary.

        Section 7.06. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Borrower or any Restricted Subsidiary except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or the Restricted Subsidiaries' business and upon fair and reasonable terms taking into account the nature of the Borrower's or the Restricted Subsidiary's business.

        Section 7.07. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing) except (1) mergers or consolidations between the Borrower and a Restricted Subsidiary in which the Borrower is the surviving entity, (2) mergers or consolidations between two or more Restricted Subsidiaries, (3) mergers or consolidations with other agricultural cooperatives, or (4) mergers, consolidations or purchases of all or substantially all the assets of a Person which either (i) as a result of such transaction and after giving effect thereto the Ratio of Combined Long Term Debt to Combined Total Capitalization is improved or (ii) the aggregate of assets acquired by the Borrower and its Restricted Subsidiaries as a result of all such transactions and after giving effect thereto, does not exceed (A) in any single Fiscal Year ten percent (10%) of the Non-Current Assets as of the last day of the immediately preceding Fiscal Year or (B) in the aggregate in any three (3) consecutive Fiscal Years twenty percent (20%) of the average of the Combined Non-Current Assets as of the last day of each Fiscal Year which preceded each such Fiscal Year included in such three (3) Fiscal Year period. Notwithstanding (3) or (4) above, neither the Borrower nor any Restricted Subsidiary may merge or consolidate with or purchase all or substantially all of the assets of any other Person unless: (1) the Borrower or such Restricted Subsidiary is the surviving entity; and (2) after giving effect to the merger or consolidation or purchase of assets, no Default or Event of Default exists or would occur as the result of such merger or consolidation or purchase of assets.

        Section 7.08. Change in Business. Engage in any material respects in any business activity or operations which are substantially different from or unrelated to its present business activities or operations.

        Section 7.09. Combined Subordinated Debt. Change any of the subordination terms of any of the Combined Subordinated Debt; or repay, prepay or purchase, redeem or otherwise acquire any or all of the Combined Subordinated Debt, except (1) a regularly scheduled payment thereof, (2) any mandatory prepayment required under the terms of the subordination agreement related to such Combined Subordinated Debt, and (3) purchases, redemptions or acquisitions of some Combined Subordinated Debt provided that at the time of such purchase, redemption or acquisition and after giving effect thereto (a) the principal amount of all outstanding Combined Subordinated Debt is equal to or greater than Two Hundred Million Dollars ($200,000,000), and (b) there are no Defaults or Events of Default.

        Section 7.10. Investments. Make, or suffer to exist, any Investment except (1) Investments outstanding on March 31, 1994, of which all those in an amount equal to or greater than One Million Dollars ($1,000,000) are set forth on Schedule 7.10, (2) Permitted Investments, (3) Investments in Restricted Subsidiaries, (4) subject to the limitation noted below, Investments in National Beef Packing Company, L.P. or Hyplains Beef, L.C. or both or any successor to either or both of them made on and after March 31, 1994 where the aggregate amount of all such Investments is equal to or less than Thirty-Three Million Dollars ($33,000,000), (5) Investments made on or after March 31, 1994, in any Person (other than a Restricted Subsidiary) where the aggregate amount of all such Investments is equal to or less than One Hundred Twenty Million Dollars ($120,000,000); provided, that (1) of such permitted Investments under subsection (5) above no more than Thirty Million Dollars ($30,000,000) can be invested in any Person that is an Unrestricted Entity as of the Closing Date;
(2) to the extent any Investment under subsection (1), (4) or (5) above is in the form of Debt and such Debt is repaid then the amount of such repayment is again available to be used to make an Investment, (3) that at the time of making each Investment permitted under subsection (4) of this Section 7.10 at least fifty percent (50%) of the aggregate of all Investments made on or after March 31, 1994 pursuant to such subsection and after giving effect to each new Investment under such subsection must be in the form of Debt, and (4) to the extent the Borrower or a Restricted Subsidiary makes or receives an Investment in exchange for or in substitution for or as a result of a conversion of an existing Investment then, to the extent that neither the Borrower nor the Restricted Subsidiary provides any additional cash or other consideration for such new Investment that such transaction will not count as a new Investment for purposes of this Section (and any additional cash or other consideration shall be permitted in connection with such Investment only to the extent otherwise permitted under this Section 7.10).


                       ARTICLE VIII.  FINANCIAL COVENANTS

        So long as any of the Notes shall remain unpaid or any Letter of Credit Obligation shall remain outstanding or any Bank shall have any Commitment hereunder or any other amount is owing by the Borrower to any Bank Party hereunder or under any other Loan Document:

        Section 8.01. Combined Working Capital. The Borrower and its Restricted Subsidiaries shall have as of the end of each fiscal quarter Combined Current Assets over Combined Current Liabilities of not less than One Hundred Fifty Million Dollars ($150,000,000).

        Section 8.02. Ratio of Combined Funded Debt to Combined Total Capitalization. The Borrower and its Restricted Subsidiaries shall have as of the end of each fiscal quarter a ratio (expressed as a percentage) of Combined Funded Debt to Combined Total Capitalization of equal to or less than fifty-two percent (52%).

        Section 8.03. Ratio of Combined Senior Debt to Combined Total Capitalization. The Borrower and its Restricted Subsidiaries shall have as of the end of each fiscal quarter a ratio (expressed as a percentage) of Combined Senior Debt to Combined Total Capitalization of equal to or less than forty-three percent (43%).

        Section 8.04. Combined Minimum Net Worth. The Borrower and its Restricted Subsidiaries shall have as of the end of each fiscal quarter an excess of Combined Total Assets over Combined Total Liabilities of not less than Four Hundred Seventy-Five Million Dollars ($475,000,000).

            ARTICLE IX.  EVENTS OF DEFAULT

        Section 9.01. Events of Default. Any of the following events shall be an "Event of Default":

        (1) the Borrower shall: (a) fail to pay the principal of any Note or shall fail to reimburse any Bank on a Letter of Credit as and when due and payable; (b) fail to pay interest on or fail to pay any Commitment Fees within two (2) days after such interest or Fees are due and payable; or (c) fail to pay within ten (10) days after the request for payment is made any fees (other than Commitment Fees) or expenses required to be paid under the terms of any of the Loan Documents;

        (2) any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Loan Document or which is contained in any instrument, certificate, document, schedule, financial statement, report, notice or other statement furnished at any time by the Borrower or any Restricted Subsidiary to the Banks under or in connection with any Loan Document is, in the case of such representation, warranty or other information which is not subject to a materiality or Material Adverse Change exception, materially false or incorrect, and in the case such representation, warranty or other information which is subject to a materiality or Material Adverse Change exception, false or incorrect, except that it will no longer be an Event of Default under this subsection (2) if, at any time prior to the Banks exercise of any or all of their rights and remedies, such representation and warranty, if made at that time, would not then be an Event of Default under this subsection (2);

        (3) The Borrower or any Restricted Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Article VII or Article VIII or Section 6.05 on its part to be performed or observed; or the Borrower or any Restricted Subsidiary, as the case may be, shall fail to perform or observe any term, covenant or agreement contained in Article VI (other than Section 6.05 and the items covered by subsection (4) below) or otherwise contained in this Agreement or any Loan Document (other than obligations specifically referred to elsewhere in this Section 9.01) to which it is a party on its part to be performed or observed and such failure shall remain unremedied for thirty (30) consecutive calendar days after the occurrence thereof;

        (4)  The Borrower shall fail to provide any financial statements or certificates required by Section 6.09 (1),(2) and (12) of this Agreement within five (5) Banking Days after notice from any Bank to the Borrower of such failure;

        (5) The Borrower or any Substantial Subsidiary shall: (a) fail to pay all or any portion of a Debt (other than the payment obligations described in (1) above), of the Borrower or any Substantial Subsidiary when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) where the aggregate amount of all such Debt is equal to or in excess of Ten Million Dollars ($10,000,000) except for the failure to pay such Debt where (i) such Debt constitutes trade obligations, and (ii) such failure to pay is subject to a Good Faith Contest; or (b) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall not be waived and shall continue after the applicable grace period, if any, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both, of the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or voluntary prepayment), prior to the stated maturity thereof, unless such failure is subject to a Good Faith Contest;

        (6) The Borrower or any Substantial Subsidiary shall fail to pay or to perform any obligations of Ten Million Dollars ($10,000,000) or more under or with respect to any material lease of goods (except to the extent that the existence of any such default is subject to a Good Faith Contest);

        (7) The Borrower or any Substantial Subsidiary: (a) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered and continues unstayed for a period of sixty (60) days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture; or (e) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property;

        (8) any of the following events shall occur or exist with respect to the Borrower or any Consolidated Subsidiary or any ERISA Affiliate: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event shall occur with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance exists which are reasonably likely to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; (f) an accumulated funding deficiency (as defined in Section 302 of ERISA or section 412 of the Code) exists with respect to a Plan, whether or not waived; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Requisite Banks reasonably be expected to result in a Material Adverse Change; or

        (9) if at any time the Borrower and/or its Consolidated Subsidiaries are required to pay on or after the Closing Date federal, state and/or local taxes which in the aggregate for all such taxes paid on or after the Closing Date exceed by Thirty-Five Million Dollars ($35,000,000) or more the amount of taxes the Borrower and/or its Consolidated Subsidiaries stated were due and payable on all tax returns filed by the Borrower and/or its Consolidated Subsidiaries.

        Section 9.02. Remedies. If any Event of Default shall occur and be continuing, the Administrative Agent shall, upon request of the Requisite Banks, by notice to the Borrower, (1) declare the Commitments, to be terminated, whereupon the same shall forthwith terminate; (2) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement, and any other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts due under this Agreement, and under any other Loan Document shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; (3) require the Borrower to provide

Cash Collateral to each Bank with an outstanding Letter of Credit up to the Permitted Cash Collateral Amount with respect to all such outstanding Letters of Credit; (4) exercise any remedies provided in any of the Loan Documents, and/or
(5) exercise any rights and remedies provided by Law; provided, however, that upon the occurrence of an Event of Default referred to in Section 9.01(7), the Commitments shall automatically terminate and the outstanding Notes, Letters of Credit and any other amounts payable under this Agreement or any of the other Loan Documents, and all interest on any of the foregoing, shall be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. The parties hereto agree that all payments on Loans after the occurrence of an Event of Default and the exercise of remedies by the Banks will be applied ratably based upon the amount of each Loan to all Loans. In addition, the parties hereto also agree that all Cash Collateral held on Letters of Credit that expire undrawn or on which the reimbursement obligation is satisfied will be applied to all the Loans as provided in the prior sentence.

        At any time after the principal of, and interest accrued on, any or all of the Notes are declared due and payable, the Supermajority Banks, by written notice to the Borrower, may rescind and annul any such declaration and its consequences if (1) the Borrower has paid all overdue interest on the Notes and the principal of any Notes which have become due otherwise than by reason of such declaration, and (to the extent permitted by applicable Law) interest on such overdue principal and any overdue interest in respect of such Notes at a rate or rates per annum from time to time equal to the Default Rate(s), (2) all Events of Default and Defaults, other than nonpayment of amounts which have become due solely by reason of such declaration, have been cured or waived, and
(3) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement; but no such rescission and annulment shall extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.


                      ARTICLE X.  THE ADMINISTRATIVE AGENT

        Section 10.01. Appointment, Powers and Immunities of Administrative Agent. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document, and shall not by reason of this Agreement be a trustee or fiduciary for any Bank or for the Agent. The Administrative Agent shall not be responsible to the Banks or the Agent for any recitals, statements, representations or warranties made by the Borrower or any Consolidated Subsidiary or any officer or official of the Borrower or any Consolidated Subsidiary or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or any other document or instrument referred to or provided for herein or therein, or for any failure by the Borrower or any Consolidated Subsidiary to perform any of its obligations hereunder or thereunder. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Administrative Agent with respect to the Administrative Agent's services hereunder.

        Section 10.02. Reliance by Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Bank as the holder of the Advances made by it and Letters of Credit issued by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Administrative Agent signed by such Bank shall have been furnished to the Administrative Agent, but the Administrative Agent shall not be required to deal with any Person who has acquired a participation in any Loan or a Letter of Credit from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Requisite Banks or Supermajority Banks, as the case may be, and such instructions of the Requisite Banks or Supermajority Banks, as the case may be, and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and the Agent and any other holder of all or any portion of any Loan or the issuer of any Letter of Credit.

        Section 10.03. Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Bank, the Agent, or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a Notice of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Requisite Banks or Supermajority Banks, as the case may be; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Administrative Agent shall not be required to take any such action which it determines to be contrary to Law.

        Section 10.04. Rights of Administrative Agent as a Bank. With respect to its Individual Line of Credit Commitment and Individual Revolving Credit Commitment and Swing Line Commitment and the Advances and Letters of Credit provided by it, the Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its capacity as a Bank. The Administrative Agent and its Affiliates may (without having to account therefor to any Bank or the Agent) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary of the Borrower or any of their Affiliates as if it were not acting as the Administrative Agent, and the Administrative

Agent may accept fees and other consideration from the Borrower or any Subsidiary of the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks or the Agent.

        Section 10.05. Indemnification of Administrative Agent . The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.03 or under the applicable provisions of any other Loan Document, but without limiting the obligations of the Borrower under Section 11.03 or such provisions), for its proportionate share (based upon each Bank's Individual Line of Credit Commitment to the Total Line of Credit Commitment) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 11.03) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent or its directors, officers, employees or agents.

        Section 10.06. Non-Reliance on Co-Agents and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent, the Agent, or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and the decision to enter into this Agreement and the other Loan Documents that it will, independently and without reliance upon the Administrative Agent, the Agent, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Consolidated Subsidiary (or any of their Affiliates). The Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Consolidated Subsidiary (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its affiliates. The Administrative Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone. Each of the Banks acknowledges and agrees that the Agent only has the duties and responsibilities explicitly set forth in the Loan Documents.

        Section 10.07. Failure of Administrative Agent to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

        Section 10.08. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Banks, the Borrower, and the Agent, and the Administrative Agent may be removed at any time with or without cause by the Requisite Banks; provided that the Borrower, the Agent, and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Requisite Banks shall have the right to appoint a successor Administrative Agent which must be located in the United States. If no successor Administrative Agent shall have been so appointed by the Requisite Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Requisite Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which must be located in the United States. The Requisite Banks or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify the Borrower, the Agent, and the other Banks. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring

Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

        Section 10.09. Amendments Concerning Agency Function. The Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

        Section 10.10. Liability of Administrative Agent. The Administrative Agent shall not have any liabilities or responsibilities to the Borrower or any Consolidated Subsidiary or any of their Affiliates on account of the failure of any Bank or the Agent to perform its obligations hereunder or to any Bank or the Agent on account of the failure of the Borrower or any Consolidated Subsidiary or any of their Affiliates to perform their respective obligations hereunder or under any other Loan Document.

        Section 10.11. Transfer of Agency Function. Without the consent of the Borrower, the Agent, or any Bank, the Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices located in the United States, provided that the Administrative Agent shall promptly notify the Borrower, the Agent, and the Banks thereof.

        Section 10.12. Notices to Administrative Agent. On or prior to 2:30 p.m. (Central time) on each Banking Day each Bank will notify the Administrative Agent of each Advance made by such Bank on such Day, all payments or prepayments of Advances received by such Bank on such Day, all Letters of Credit issued by the Bank on such Day, and all payments on, reimbursements made to such Bank, or terminations of Letters of Credit on such Day.

        Section 10.13. Monthly Reports. Within fifteen (15) days of the end of each month the Administrative Agent will send to Borrower and each Bank a report for the prior month indicating as of the end of such month all Credit Facilities provided by such Bank.

        Section 10.14.  Withholding Taxes.  Each Bank
represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Administrative Agent and to the Borrower such forms, certifications, statements and other documents as the Administrative Agent or Borrower may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Administrative Agent or Borrower, as the case may be, to comply with any applicable Laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the Laws of the United States of America or any state thereof, such Bank will furnish to the Administrative Agent and the Borrower Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of United States tax with respect thereto. Notwithstanding anything herein to the contrary, the Borrower shall not be obligated to make any payments hereunder to such Bank in respect of any Advance and reimbursements of Letters of Credit until such Bank shall have furnished to the Administrative Agent and the Borrower the requested form, certification, statement or document.

                           ARTICLE XI.  MISCELLANEOUS

        Section 11.01. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, the Agent and the Requisite Banks and in the case of the waiver provided for under the second paragraph of Section 9.02, Supermajority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent, shall, unless in writing and signed by all Banks do any of the following: (1) increase any Commitment (other than a reinstatement of a Commitment authorized by the Supermajority Banks); (2) reduce the principal of, or interest on, the Notes or the Commitment Fees; (3) postpone the date fixed for the payment of principal of, or interest on, the Notes or such Commitment Fees or any other amount due hereunder or under any Loan Document, or, except as specifically provided for under Section 9.02 with regard to a waiver by the Supermajority Banks, waive any default in the payment of principal, interest, reimbursement obligations, or any other amount due hereunder or under any Loan Document; (4) change the definition of "Requisite Banks", (5) change the definition of "Supermajority Bank" or (6) amend this Section. No failure on the part of the Administrative Agent, or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

        Section 11.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of Law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

        Section 11.03. Expenses; Indemnification. The Borrower agrees to reimburse each of the Co-Agents, on demand for all costs, expenses, and charges (including, without limitation, all fees and charges of external legal counsel for either Co-Agent) up to a combined maximum amount of Twenty-Five Thousand Dollars ($25,000) incurred by such Co-Agents, in connection with the preparation of the Loan Documents. The Borrower agrees to reimburse the Administrative Agent, Agent and each of the Banks on demand for all costs, expenses, and charges (including, without limitation, all fees and charges of external legal counsel for the Administrative Agent, Agent and each Bank) incurred by the Administrative Agent, Agent or any Bank in connection with compliance with any of the Loan Documents, or enforcement of this Agreement, the Notes, the Letters of Credit, or any other Loan Documents. The Borrower agrees to and hereby does indemnify each Bank Party and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to this Agreement or any of the Loan Documents or to any actual or proposed use by the Borrower of the proceeds of the Loans or use of the Letters of Credit or to any violation or alleged violation of any Environmental Law by the Borrower or any Restricted Subsidiary, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or its directors, officers, employees or agents).

        Notwithstanding anything to the contrary contained in this Agreement, the cost of each wire transfer to be made by each Bank in connection with this Agreement will be borne by the Bank making such transfer, except that if the Borrower requests a Bank to wire transfer the proceeds of such Bank's Advance to more than one location the Borrower will pay such Bank's wire transfer charges for such additional transfers.

        The obligations of the Borrower under this Section shall survive the repayment of the Loans, the reimbursement of all Letters of Credit, and payment of all amounts due under or in connection with any of the Loan Documents and the termination of the Commitments.

        Section 11.04. Assignment; Participation. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Administrative Agent, the Agent, and the Banks and their respective successors and permitted assigns. The Borrower may not assign or transfer its rights or obligations hereunder. With the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), any Bank may at any time grant to one or more banks or other financial institutions (each a "Participant") participating interests in its portion of the Loans, and its Letters of Credit. In no event shall a Participant constitute a Bank for purposes hereof. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Co-Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder and under any other Loan Document including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in the proviso in Section 11.01 without the consent of the Participant.

        Any Bank may at any time assign to one or more banks or other financial institutions (each an "Assignee") all, or a proportionate part of all (including an equal percentage of its Line of Credit Commitment and Revolving Credit Commitment), of its rights and obligations under this Agreement and its Notes, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the Bank, with and subject to the consent of each of the Co-Agents and the Borrower (which consent shall not be unreasonably withheld or delayed) provided, that, if the Assignee of any Bank is an Affiliate of such Bank, neither the consent of the Co-Agents nor the consent of the Borrower shall be required for such assignment; provided that, in each case, (1) after giving effect to such assignment the aggregate total of each of the following assigned to the Assignee will be equal to or greater than Ten Million Dollars ($10,000,000) (a) the Unused Line of Credit Commitment, (b) the Unused Revolving Credit Commitment, (c) the outstanding principal amount of the outstanding Line of Credit Advances assigned to such Assignee and (d) the outstanding principal amount of the Revolving Credit Advances assigned to such Assignee, (2) the minimum aggregate amount of the following retained by the Bank making the assignment will be equal to or greater than Ten Million Dollars ($10,000,000), (a) Unused Line of Credit Commitment,
(b) Unused Revolving Credit Commitment, (c) the outstanding principal amount of the Line of Credit Advances, and (d) the outstanding principal amount of the Revolving Credit Advances and (3) the assigning Bank and Assignee shall pay the Administrative Agent a processing and recordation fee of Two Thousand Dollars ($2,000). The Bank making the assignment and the Assignee will make whatever arrangement they decide to with regard to the outstanding Letters of Credit of the Bank making the assignment. If the assigning Bank continues to be the issuer of any Letters of Credit then it shall remain a Bank under this Agreement with regard to such Letters of Credit. Upon execution and delivery of such instrument and payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee, such Assignee shall be a Bank Party to this Agreement and shall have all the rights and obligations of a Bank with the Commitments as set forth in such Assignment and Assumption Agreement, and the assigning Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, a new Note or Notes shall be issued by the Borrower. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.14.

        Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

        The Borrower agrees to provide all assistance reasonably requested by a Bank to enable such Bank either to sell participations in or make assignments of its portion of the Loans and Letters of Credit as permitted by this Section 11.04.

        Section 11.05. Notices. Unless the party to be notified otherwise notifies each other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to each of the Co-Agents by telephone, confirmed by telex, facsimile, or other writing, and to the Banks and to the Borrower by ordinary mail, facsimile, telecopy or telex addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (1) if given by mail, upon receipt; and (2) if given by telex or facsimile, when the telex or facsimile is transmitted to the telex or facsimile number as aforesaid; provided that notices to each of the Co-Agent and the Banks shall be effective upon receipt.

        Section 11.06. Setoff. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrower to such Bank under this Agreement or such Bank's Note, or any other Loan Document which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case such Bank shall promptly notify the Borrower and the Administrative Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Each Bank agrees that to the extent any such payment is received by it as the result of a set-off or otherwise and such payment results in such Bank receiving a greater payment than it would have been entitled to, had the total amount of such payment been paid to each of the Banks, then such Bank shall immediately purchase for cash from the other Banks participations sufficient in amount so that such payment shall effectively be shared pro rata with the other Banks in accordance with the amount, and to the extent, of their respective interests in all the Loans and Letters of Credit; provided, however, that if all or any portion of such payment is thereafter recovered from such Bank at any time, the purchase shall be rescinded and the purchase price returned to the extent of such recovery, but without interest or other return thereof.

        Section 11.07. Jurisdiction; Immunities. The Borrower hereby irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in New York City over any action or proceeding arising out of or relating to this Agreement, the Notes, the Letters of Credit, or any other Loan Document, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its addresses specified in Section 11.05.
The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. The Borrower further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of forum non convenience. The Borrower agrees that any action or proceeding brought against any Bank Party shall be brought only in New York State or United States Federal court sitting in New York County.

        Nothing in this Section 11.07 shall affect the right of any Bank Party to serve legal process in any other manner permitted by Law or affect the right of any Bank Party to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

        To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Notes, the Letters or Credit, and any other Loan Document.

        Section 11.08. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to agreements made and to be performed entirely within such State.

        Section 11.09. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

        Section 11.10. Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

        Section 11.11. Table of Contents; Headings. The headings in the Table of Contents and in this Agreement are for reference only, and shall not affect the interpretation or construction of this Agreement.

       Section 11.12. Severability. If any word, phrase, sentence, paragraph, provision or section of this Agreement shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, Governmental Authority, statute or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms.

        Section 11.13. Integration. The Loan Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and, except with regard to the Fee Letter, supersede any prior oral or written statements or agreements with respect to such transactions.

        Section 11.14. Renewal and Substitution of Line of Credit Facilities. The Borrower may request a renewal of the Line of Credit Commitment, not less than sixty (60) days nor more than ninety (90) days prior to the Line of Credit Maturity Date, for an additional three hundred sixty-four (364) days, which request shall be made by notice to the Administrative Agent (which shall promptly send a copy of such notice to each of the Banks and to the Agent). Each Bank may determine, in its sole discretion, whether to agree to such renewal and shall give notice to the Administrative Agent (which shall promptly send a copy of such notice to the Borrower) of such determination within thirty
(30) days after delivery by the Borrower of its notice requesting such renewal; provided, that, any failure of a Bank to give such notice of determination shall be deemed to be a rejection of the Borrower's request by such Bank. If all of the Banks do not agree to such renewal within such thirty (30) day period, the Borrower may seek to replace any non-approving Bank with a new or existing Bank by way of an assignment by the non-approving Bank to such new or existing Bank in accordance with Section 11.04. Each of the parties hereto recognizes that in accordance with such Section if a Bank assigns all of its Line of Credit Advances and its Line of Credit Commitment then it must also assign to the Assignee at the same time all of its Revolving Credit Advances and Revolving Credit Commitment. If all of the Banks (including such new or existing Banks that have replaced any non-approving Banks) agree to such renewal on or before the Line of Credit Maturity Date, then the Line of Credit Facility shall be renewed for an additional three hundred sixty-four (364) day period commencing on the Line of Credit Maturity Date, and the Line of Credit Maturity Date shall be extended by three hundred sixty-four (364) days.

        Section 11.15. Consents and Terminations. Each Bank that is a party to this Agreement hereby consents, to the extent required under any agreement between the Bank and the Borrower, to the Borrower entering into this Agreement and obtaining the Credit Facilities provided under this Agreement. The Borrower and each Bank that is a party to an agreement listed in Schedule 11.15 hereby agrees that such agreement (including all amendments and supplements) is terminated as of the closing, on the Closing Date.

        Section 11.16. Designation as Senior Indebtedness. It is agreed that the indebtedness of the Borrower for the payment of the principal of and interest on any Loan or Advance or, to the extent permitted by any indenture to which such subordinated debt is subject, any obligation under any Letter of Credit, including but not limited to any reimbursement obligation thereon, constitutes indebtedness of the Borrower to the Bank that made the Loan or Advance or issued the Letter of Credit which is superior in right of payment to all present or future indebtedness of the Borrower which by the terms of the instrument or instruments creating or evidencing such indebtedness is subordinated to any indebtedness of any kind of the Borrower owing to such Bank, including, without limitation, indebtedness of the Borrower evidenced by subordinated certificates of investment and subordinated capital investment certificates issued under the existing subordinated indentures and amendments which are set forth on Schedule 1.01B hereto.

        Section 11.17. Confidentiality. Each Bank Party shall maintain the confidential nature of, and shall not use or disclose, any of the Borrower's financial information, confidential information or trade secrets without first obtaining the Borrower's written consent. Nothing in this Section 11.17 shall require any Bank Party to obtain the consent of the Borrower before exercising any of its respective rights under the Loan Documents upon the occurrence of an Event of Default. The obligations of the Bank Parties shall in no event apply to: (1) providing information about the Borrower to any financial institution contemplated in Section 11.04 or to such Bank Party's parent holding company or any of such Bank Party's Affiliates; (2) any situation in which any Bank Party is required by Law or required by any Governmental Authority to disclose information; (3) providing information to counsel to any Bank Party in connection with the transactions contemplated by the Loan Documents; (4) providing information to independent auditors retained by the Banks; (5) any information that is in or becomes part of the public domain otherwise than through a wrongful act of such Bank Party or any of its employees or agents thereof; (6) any information that is in the possession of any Bank Party prior to receipt thereof from the Borrower or any other Person known to such Bank Party to be acting on behalf of the Borrower; (7) any information that is independently developed by any Bank Party; and (8) any information that is disclosed to any Bank Party by a third party that has no obligation of confidentiality with respect to the information disclosed. A Bank's confidentiality requirements continue after it is no longer a Bank under this Agreement.

       Section 11.18. Agreement in Writing. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITORS) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS BETWEEN FARMLAND INDUSTRIES, INC. AND THE BANKS AND CO-AGENTS LISTED BELOW, IS THE FINAL EXPRESSION OF THE AGREEMENT BETWEEN SUCH PARTIES. THE LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL CREDIT AGREEMENTS OR

PRIOR WRITTEN CREDIT AGREEMENTS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF. ANY ADDITIONAL TERMS OF THE LOAN DOCUMENTS BETWEEN SUCH PARTIES ARE SET FORTH BELOW.


THERE ARE NO SUCH ORAL AGREEMENTS BETWEEN SUCH PARTIES.



                                              DEBTOR:  FARMLAND INDUSTRIES, INC.


                                    By:       JOHN F. BERARDI
                                    Title:    EXECUTIVE VICE PRESIDENT
                                              AND CHIEF FINANCIAL OFFICER

                                     Date:  May 19, 1994


CREDITORS:


THE NATIONAL BANK FOR           COOPERATIEVE CENTRALE
  COOPERATIVES, as Bank                   RAIFFEISEN-
                                  BOERENLEENBANK B.A.,
                                  "RABOBANK NEDERLAND",
By:     ELIZABETH L. HUND           New York Branch,
Name:   Elizabeth L. Hund          as Bank
Title:  VICE PRESIDENT          By:      LAWRENCE W. SIDWELL
                                Name:    Lawrence W. Sidwell
                                Title:   VICE PRESIDENT
Date:  May 19, 1994
                                By:      ROBERT B. BENDIT
                                Name:    Robert B. Bendit
ABN AMRO BANK N.V.,             Title:   SENIOR VICE PRESIDENT
  as Bank

By:      JAMES R. MORGAN
Name:    James R. Morgan

Title:   VICE PRESIDENT

By:      MICHAEL A. JACKSON
Name:    Michael A. Jackson
Title:   VICE PRESIDENT

Date:  May 19, 1994              Date:  May 19, 1994


BOATMEN'S FIRST NATIONAL BANK       THE BANK OF NOVA SCOTIA,
  OF KANSAS CITY, as Bank             as Bank

By:     MARTHA C. SMITH             By:    M. D. SMITH
Name:   Martha C. Smith             Name:  M. D. Smith
Title:  SENIOR VICE PRESIDENT       Title: AGENT OPERATIONS

Date:  May 19, 1994                 Date:  May 19, 1994



COMMERCE BANK OF KANSAS CITY,   THE CHASE MANHATTAN BANK, N.A., as Bank
N.A., as Bank

By:   KEVIN BARTH                   By:    JODI STARBECKER
Name: Kevin Barth                   Name:  Jodi Starbecker
Title:  SENIOR VICE PRESIDENT       Title: VICE PRESIDENT

Date:  May 19, 1994                 Date:  May 19, 1994


                            NBD BANK, N.A.,
                              as Bank


                            By:   THOMAS A. LEVASSEUR
                            Name: Thomas A. Levasseur
                            Title: VICE PRESIDENT

                            Date:  May 19, 1994

        THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                            FARMLAND INDUSTRIES, INC.



                            By         JOHN F. BERARDI
                               Name:   John F. Berardi
                               Title:  EXECUTIVE VICE PRESIDENT
                                       AND CHIEF FINANCIAL
                                       OFFICER

                            Address for Notices:

                            3315 North Oak Trafficway
                            Kansas City, Missouri  64116

                            Attn:  Terry Campbell

                            Telecopy No.: (816) 459-5961


                            THE NATIONAL BANK FOR COOPERATIVES,
                                   as Bank
Commitments:
 Line of Credit
  Commitment:     $213,000,000
 Revolving Credit
  Commitment:     $97,000,000
Swing Line
  Commitment:     $10,000,000
                            By       ELIZABETH L. HUND
                              Name:  Elizabeth L. Hund
                              Title: VICE PRESIDENT

                            Applicable Lending Office for Base Rate,
                            CD and
                            LIBOR Advances:

                            5500 South Quebec Street
                            Englewood, Colorado  80111

                            Address for Notices:

                            5500 South Quebec Street
                            Englewood, Colorado  80111

                            Attention:  Elizabeth L. Hund

                            Telephone No.:  (303) 740-4020
                            Telecopy No.: (303) 694-5827
                            Telex No.: 3720469
                            Answerback: NALBKCOOP

                            Bank's Office:

                            CoBank-National Bank for Cooperatives
                            Department 167
                            Denver, Colorado  80291-0167
                            ABA No. 3070-8875-4
                            Online Short Name: NATL BK COOP ENGWD

                            COOPERATIEVE CENTRALE
                            RAIFFEISEN-BOERENLEENBANK B.A.,
                            "RABOBANK NEDERLAND",
                              New York Branch, as Bank

Commitments:
 Line of Credit
  Commitment:     $90,000,000
 Revolving Credit
  Commitment:     $40,000,000
                            By:       LAWRENCE W. SIDWELL
                                Name: Lawrence W. Sidwell

                              Title:  VICE PRESIDENT


                            By:       ROBERT B. BENOIT
                              Name:   Robert B. Benoit
                              Title:  SENIOR VICE PRESIDENT

Applicable Lending Office   Applicable Lending Office for Base
for LIBOR Loans:            Rate and CD Loans:

Rabobank Nederland,              Rabobank Nederland,
Cayman Islands Branch       New York Branch
245 Park Avenue             245 Park Avenue
New York, New York  10167   New York, New York  10167

             Address for Notices:

             245 Park Avenue
             New York, New York  10167
             Attention: Credit Department

Telecopy No.: (212) 916-7880
             Telex No.:  424337
             Answerback: RABO NY

             4401 Westown Parkway
             Suite 104
             West DesMoines, Iowa  50266
             Attention:  Larry Sidwell
             Telecopy No.: (515) 226-0364

             Bank's Office:
             245 Park Avenue
             New York, New York  10167
             ABA No. 021000018
             Account Name: Rabobank New York
             Account No.: 8026002533
             Reference: Farmland Industries, Inc.

             ABN AMRO BANK N.V.,
               as Bank



Commitments:
 Line of Credit
  Commitment:     $35,000,000
 Revolving Credit
  Commitment:     $15,000,000

                            By:    JAMES R. MORGAN
                             Name: James R. Morgan
                             Title:VICE PRESIDENT


                            By:    MICHAEL A. JACKSON
                              Name:Michael A. Jackson
                              Title: VICE PRESIDENT

                            Applicable Lending Office for Base Rate, CD and LIBOR Loans:

                            135 South LaSalle Street
                            Suite 425
                            Chicago, Illinois  60603

                            Address for Notices:

                            135 South LaSalle Street
                            Suite 425
                            Chicago, Illinois  60603

                            Attention:  Loan Administration

                            Telecopy No.: (312) 606-8435
                            Telex No.: 6732700
                            Answerback: ABN AMRO CGO

                            Bank's Office:

                            ABN AMRO Bank N.V.
                            New York, New York
                            ABA No. 026009580
                            Account Name: ABN AMRO Bank N.V.-
                            Chicago Branch
                            Account No.: 651-0-010111-42
                            Reference: Farmland Industries, Inc.



                            THE BANK OF NOVA SCOTIA,
                              as Bank


Commitments:
 Line of Credit
  Commitment:        $35,000,000
 Revolving Credit
  Commitment:        $15,000,000

                            By:     M. D. SMITH
                               Name:  M. D. Smith
                             Title: AGENT OPERATIONS


                            Applicable Lending Office for Base Rate, CD and LIBOR Loans:

                            600 Peachtree Street N.E.
                            Suite 2700
                            Atlanta, Georgia  30308

                            Address for Notices:

                            600 Peachtree Street N.E.
                            Suite 2700
                            Atlanta, Georgia  30308

                            Attention:  Joseph Legista
                            Telecopy No.: (404) 888-8998
                            Telex No.: 00542319
                            Answerback: SCOTIABANK ATL

                            181 West Madison Street
                            Suite 3700
                            Chicago, Illinois  60602
                            Attention:  Robert J. Gaviglio
                            Telecopy No.: (312) 201-4108

                            Bank's Office:

                            The Bank of Nova Scotia,
                            New York Agency
                            ABA No. 026002532
                            Account Name:  The Bank of Nova Scotia,
                                           Atlanta Agency
                            Account No.: 0606634
                            Reference: Farmland Industries, Inc.




                  BOATMEN'S FIRST NATIONAL BANK
                              OF KANSAS CITY,
                              as Bank

  Commitments:
 Line of Credit
  Commitment:     $28,000,000
 Revolving Credit
  Commitment:     $12,000,000

                            By:   MARTHA C. SMITH
                              Name:  Martha C. Smith
                              Title: SENIOR VICE PRESIDENT

                            Applicable Lending Office for Base Rate, CD and

                            LIBOR Loans:

                            Tenth & Baltimore
                            P.O. Box 419038
                            Kansas City, Missouri  64183


                            Address for Notices:

                            Tenth & Baltimore
                            P.O. Box 419038
                            Kansas City, Missouri  64183

                            Attention:  Ellen M. Isch

                            Telecopy No.: (816) 691-7426
                            Telex No.: 42246
                            Answerback: FNBINTLKSC

                            Bank's Office:

                            Tenth & Baltimore
                            P.O. Box 419038
                            Kansas City, Missouri  64183
                            ABA No.:  101000035
                            Account Name: Commercial Loans Operations
                            Reference: Farmland Industries,  Inc.
                            Attn:  Larry Moss


                            THE CHASE MANHATTAN BANK, N.A.,
                              as Bank

Commitments:
 Line of Credit
  Commitment:     $21,000,000
 Revolving Credit
  Commitment:     $9,000,000

                            By:  JODI STARBECKER
                              Name:  Jodi Starbecker
                              Title: VICE PRESIDENT

                            Applicable Lending Office for Base Rate, CD and LIBOR Loans:

                            Commodity Financing Division
                            One Chase Manhattan Plaza
                            18th Floor
                            New York, New York  10081

                            Address for Notices:

                            Commodity Financing Division
                            One Chase Manhattan Plaza
                            18th Floor
                            New York, New York  10081

                            Attention:     Jodi Starbecker
                                           Pamela Lambiase

                            Telecopy No.: (212) 344-0246
                            Telex No.: 6716691
                            Answerback: 6716691 CFDUW

                            Bank's Office:

                            Commodity Financing Division
                            One Chase Manhattan Plaza
                            18th Floor
                            New York, New York  10081
                            ABA No. 021000021
                            Account Name: Proof 69
                            Commodity Loan
                            Account No.: 900-9-001216
                            Reference: Farmland Industries, Inc.
                            Attn: Amany Ibrahim

                            COMMERCE BANK OF KANSAS CITY, N.A.,
                              as Bank

Commitments:
 Line of Credit
  Commitment:     $14,000,000
 Revolving Credit
  Commitment:     $6,000,000

                            By     KEVIN BARTH
                                 Name:  Kevin Barth
                                 Title: SENIOR VICE PRESIDENT


                            Applicable Lending Office for Base Rate, CD and LIBOR Loans:

                            Tenth & Walnut
                            P.O. Box 419248
                            Kansas City, Missouri  64141-6248

                            Address for Notices:

                            Tenth & Walnut
                            P.O. Box 419248
                            Kansas City, Missouri  64141-6248

                            Attention:     Kevin Barth
                                           Diane Jones

                            Telecopy No.: (816) 234-8648
                            Telex No.:  6715509
                            Answerback: COMBANK KCI KSC

                            Bank's Office:

                            Tenth & Walnut
                            P.O. Box 419248
                            Kansas City, Missouri  64141-6248

                            ABA No.: 101000019
                            Account Name: IDT
                            Reference: Farmland Industries, Inc.
                            Attn: Diane Jones


                            NBD BANK, N.A., as Bank

Commitments:
 Line of Credit
  Commitment:     $14,000,000
 Revolving Credit
  Commitment:     $6,000,000

                            By    THOMAS A. LEVASSEUR
                              Name:  Thomas A. Levasseur
                              Title: VICE PRESIDENT

                            Applicable Lending Office for Base Rate, CD and LIBOR Loans:

                            611 Woodward Avenue
                            Detroit, Michigan  48226

                            Address for Notices:

                            611 Woodward Avenue
                            Detroit, Michigan  48226

                            Attention:  Thomas A. Levasseur

                            Telecopy No.: (313) 225-2649

                            Bank's Office:
                            611 Woodward Avenue
                            Detroit, Michigan  48226
                            ABA No. 0720 00326
                            Account Name: Farmland Industries, Inc.
                            Account No.: 1807494

                            Reference: Farmland Industries, Inc.
                            Attn: Commercial Loan Department


                            THE NATIONAL BANK FOR COOPERATIVES,
                              as Administrative Agent


                            By     ELIZABETH L. HUND
                              Name:  Elizabeth L. Hund
                              Title: VICE PRESIDENT


                            Address for Notices:

                            5500 South Quebec
                            Englewood, Colorado  80111

                            Attention:  Elizabeth L. Hund

                            Telecopy No.:  (303) 694-5827
                            Telex No.: 3720469
                            Answerback: NALBKCOOP


                            COOPERATIEVE CENTRALE
                            RAIFFEISEN-BOERENLEENBANK, B.A.
                            "RABOBANK NEDERLAND", New York
                            Branch,
                              as Agent


                            By     LAWRENCE W. SIDWELL
                              Name:  Lawrence W. Sidwell
                              Title: VICE PRESIDENT

                            By     ROBERT B. BENOIT
                              Name:  Robert B. Benoit
                              Title: SENIOR VICE PRESIDENT

                            Address for Notices:

                            245 Park Avenue
                            New York, New York  10167
                            Attention: Credit Department
                            Telecopy No.: (212) 916-7880
                            Telex No.:  424337
                            Answerback: RABO NY

                            4401 Western Parkway
                            Suite 104
                            West DesMoines,  Iowa  50266
                            Attention:  Larry Sidwell
                            Telecopy No.:  (515) 226-0364

                            (EXECUTION COPY)




                                CREDIT AGREEMENT

                            dated as of May 19, 1994

                                      among

                           FARMLAND INDUSTRIES, INC.,
                                   as Borrower


ABN AMRO BANK N.V.,
THE BANK OF NOVA SCOTIA,
BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY,
THE CHASE MANHATTAN BANK, N.A.,
COMMERCE BANK OF KANSAS CITY, N.A.,
NBD BANK, N.A.,
as Banks

                                       and

                      THE NATIONAL BANK FOR COOPERATIVES,


              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
                     "RABOBANK NEDERLAND", NEW YORK BRANCH,
                            as Banks and as Co-Agents


                                TABLE OF CONTENTS

                                                                           Page


ARTICLE I.          DEFINITIONS, ACCOUNTING TERMS, COMPUTATION OF TIME
                    PERIODS, AND RULES OF CONSTRUCTION  . . . . . . . . . .   1
     Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.02.  Accounting Terms  . . . . . . . . . . . . . . . . . . .  21
     Section 1.03.  Computation of Time Periods . . . . . . . . . . . . . .  22
     Section 1.04.  Rules of Construction . . . . . . . . . . . . . . . . .  22

ARTICLE II.
                    LOANS . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 2.01.  Line of Credit  . . . . . . . . . . . . . . . . . . . .  22
     Section 2.02.  Reduction of Total Line of Credit
                    Commitment  . . . . . . . . . . . . . . . . . . . . . .  23
     Section 2.03.  Swing Line  . . . . . . . . . . . . . . . . . . . . . .  24
     Section 2.04.  Revolving Credit. . . . . . . . . . . . . . . . . . . .  24
     Section 2.05.  All Loans . . . . . . . . . . . . . . . . . . . . . . .  24
     Section 2.06.  Notice and Manner of Borrowing for
                    Committed Line of Credit Loans and
                    Revolving Credit Loans  . . . . . . . . . . . . . . . .  25
     Section 2.07.  Notice and Manner of Borrowing for
                    Swing Line Advances . . . . . . . . . . . . . . . . . .  25
     Section 2.08.  Notice and Manner of Requesting Bid
                    Rate Loans  . . . . . . . . . . . . . . . . . . . . . .  26
     Section 2.09.  Interest Periods  . . . . . . . . . . . . . . . . . . .  28
     Section 2.10.  Interest  . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 2.11.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Section 2.12.  Notes . . . . . . . . . . . . . . . . . . . . . . . . .  30
     Section 2.13.  Optional Prepayments  . . . . . . . . . . . . . . . . .  32

     Section 2.14.  Method of Payment . . . . . . . . . . . . . . . . . . .  32
     Section 2.15.  Use of Proceeds . . . . . . . . . . . . . . . . . . . .  33
     Section 2.16.  Conversions of Advances or
                    Continuation of CD and LIBOR Loans  . . . . . . . . . .  33
     Section 2.17.  Minimum Amounts . . . . . . . . . . . . . . . . . . . .  33
     Section 2.18.  Certain Notices . . . . . . . . . . . . . . . . . . . .  34
     Section 2.19.  Additional Costs  . . . . . . . . . . . . . . . . . . .  35
     Section 2.20.  Limitation on Types of Advances . . . . . . . . . . . .  36
     Section 2.21.  Illegality  . . . . . . . . . . . . . . . . . . . . . .  37
     Section 2.22.  Treatment of Affected Loans . . . . . . . . . . . . . .  37
     Section 2.23.  Certain Compensation  . . . . . . . . . . . . . . . . .  38
     Section 2.24.  Capital Adequacy  . . . . . . . . . . . . . . . . . . .  39
     Section 2.25.  Right of Substitution . . . . . . . . . . . . . . . . .  40

ARTICLE III.        LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . .  40
     Section 3.01.  Line of Credit Letters of Credit  . . . . . . . . . . .  40
     Section 3.02.  Revolving Credit Letters of Credit  . . . . . . . . . .  41
     Section 3.03.  Relationship between this Agreement
                    and Each Line of Credit Letter of Credit
                    Agreement and Each Revolving Credit
                    Letter of Credit Agreement  . . . . . . . . . . . . . .  41
     Section 3.04.  Outstanding Letters of Credit . . . . . . . . . . . . .  42
     Section 3.05.  Reimbursement Obligations on Letters
                    of Credit . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE IV.         CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . .  42
     Section 4.01.  Conditions Precedent to Initial Use of
                    a Credit Facility on and after the
                    Closing Date  . . . . . . . . . . . . . . . . . . . . .  42
     Section 4.02.  Conditions Precedent to Each Credit
                    Facility  . . . . . . . . . . . . . . . . . . . . . . .  44
     Section 4.03.  Deemed Representation . . . . . . . . . . . . . . . . .  44

ARTICLE V.          REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . .  45
     Section 5.01.  Incorporation, Good Standing and Due
                    Qualification . . . . . . . . . . . . . . . . . . . . .  45
     Section 5.02.  Corporate Power and Authority; No
                    Conflicts . . . . . . . . . . . . . . . . . . . . . . .  45
     Section 5.03.  Legally Enforceable Agreements  . . . . . . . . . . . .  45

     Section 5.04.  Litigation  . . . . . . . . . . . . . . . . . . . . . .  46
     Section 5.05.  Financial Statements  . . . . . . . . . . . . . . . . .  46
     Section 5.06.  Ownership and Liens . . . . . . . . . . . . . . . . . .  47
     Section 5.07.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . .  47
     Section 5.08.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . .  47
     Section 5.09.  Operation of Business . . . . . . . . . . . . . . . . .  48
     Section 5.10.  No Default on Outstanding Judgments or
                    Orders  . . . . . . . . . . . . . . . . . . . . . . . .  48
     Section 5.11.  No Defaults on Other Agreements . . . . . . . . . . . .  49
     Section 5.12.  Labor Disputes and Acts of God  . . . . . . . . . . . .  49
     Section 5.13.  Governmental Regulation . . . . . . . . . . . . . . . .  49
     Section 5.14.  Partnerships and Joint Ventures . . . . . . . . . . . .  49
     Section 5.15.  Environmental Protection  . . . . . . . . . . . . . . .  49

ARTICLE VI.         AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . .  50
     Section 6.01.  Maintenance of Eligibility and
                    Capitalization  . . . . . . . . . . . . . . . . . . . .  50
     Section 6.02.  Maintenance of Existence  . . . . . . . . . . . . . . .  50
     Section 6.03.  Maintenance of Properties . . . . . . . . . . . . . . .  50
     Section 6.04.  Maintenance of Records  . . . . . . . . . . . . . . . .  51
     Section 6.05.  Maintenance of Insurance  . . . . . . . . . . . . . . .  51
     Section 6.06.  Compliance with Laws  . . . . . . . . . . . . . . . . .  51
     Section 6.07.  Right of Inspection . . . . . . . . . . . . . . . . . .  51
     Section 6.08.  Employee Benefit Plans  . . . . . . . . . . . . . . . .  51
     Section 6.09.  Reporting Requirements  . . . . . . . . . . . . . . . .  52
     Section 6.10.  Compliance With Environmental Laws  . . . . . . . . . .  55
     Section 6.11.  Unrestricted Entities . . . . . . . . . . . . . . . . .  55

ARTICLE VII.        NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . .  55
     Section 7.01.  Debt  . . . . . . . . . . . . . . . . . . . . . . . . .  55
     Section 7.02.  Liens . . . . . . . . . . . . . . . . . . . . . . . . .  57
     Section 7.03.  Subsidiaries' Stock . . . . . . . . . . . . . . . . . .  61
     Section 7.04.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . .  61
     Section 7.05.  Sale of Assets  . . . . . . . . . . . . . . . . . . . .  61
     Section 7.06.  Transactions with Affiliates  . . . . . . . . . . . . .  61
     Section 7.07.  Mergers, Etc. . . . . . . . . . . . . . . . . . . . . .  62
     Section 7.08.  Change in Business. . . . . . . . . . . . . . . . . . .  62
     Section 7.09.  Combined Subordinated Debt  . . . . . . . . . . . . . .  62
     Section 7.10.  Investments . . . . . . . . . . . . . . . . . . . . . .  63

ARTICLE VIII.       FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . .  64
     Section 8.01.  Combined Working Capital  . . . . . . . . . . . . . . .  64
     Section 8.02.  Ratio of Combined Funded Debt to
                    Combined Total Capitalization . . . . . . . . . . . . .  64
     Section 8.03.  Ratio of Combined Senior Debt to
                    Combined Total Capitalization . . . . . . . . . . . . .  64
     Section 8.04.  Combined Minimum Net Worth  . . . . . . . . . . . . . .  64

ARTICLE IX.         EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . .  64
     Section 9.01.  Events of Default . . . . . . . . . . . . . . . . . . .  64
     Section 9.02.  Remedies  . . . . . . . . . . . . . . . . . . . . . . .  67

ARTICLE X.          THE ADMINISTRATIVE AGENT  . . . . . . . . . . . . . . .  68
     Section 10.01. Appointment, Powers and Immunities of
                    Administrative Agent  . . . . . . . . . . . . . . . . .  68
     Section 10.02. Reliance by Agent . . . . . . . . . . . . . . . . . . .  69
     Section 10.03. Defaults  . . . . . . . . . . . . . . . . . . . . . . .  69
     Section 10.04. Rights of Administrative Agent as a
                    Bank  . . . . . . . . . . . . . . . . . . . . . . . . .  70
     Section 10.05. Indemnification of Administrative
                    Agent   . . . . . . . . . . . . . . . . . . . . . . . .  70
     Section 10.06. Non-Reliance on Co-Agents and Other
                    Banks . . . . . . . . . . . . . . . . . . . . . . . . .  71
     Section 10.07. Failure of Administrative Agent to
                    Act . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     Section 10.08. Resignation or Removal of
                    Administrative Agent  . . . . . . . . . . . . . . . . .  71
     Section 10.09. Amendments Concerning Agency Function . . . . . . . . .  72
     Section 10.10. Liability of Administrative Agent . . . . . . . . . . .  72
     Section 10.11. Transfer of Agency Function . . . . . . . . . . . . . .  72
     Section 10.12. Notices to Administrative Agent . . . . . . . . . . . .  73
     Section 10.13. Monthly Reports . . . . . . . . . . . . . . . . . . . .  73
     Section 10.14. Withholding Taxes . . . . . . . . . . . . . . . . . . .  73

ARTICLE XI.         MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . .  73

     Section 11.01. Amendments and Waivers  . . . . . . . . . . . . . . . .  73
     Section 11.02. Usury . . . . . . . . . . . . . . . . . . . . . . . . .  74
     Section 11.03. Expenses; Indemnification . . . . . . . . . . . . . . .  74

     Section 11.04. Assignment; Participation . . . . . . . . . . . . . . .  75
     Section 11.05. Notices.  . . . . . . . . . . . . . . . . . . . . . . .  77
     Section 11.06. Setoff. . . . . . . . . . . . . . . . . . . . . . . . .  77
     Section 11.07. Jurisdiction; Immunities  . . . . . . . . . . . . . . .  78
     Section 11.08. Governing Law . . . . . . . . . . . . . . . . . . . . .  79
     Section 11.09. Counterparts  . . . . . . . . . . . . . . . . . . . . .  79
     Section 11.10. Exhibits and Schedules  . . . . . . . . . . . . . . . .  79
     Section 11.11. Table of Contents; Headings . . . . . . . . . . . . . .  79
     Section 11.12. Severability  . . . . . . . . . . . . . . . . . . . . .  79
     Section 11.13. Integration.  . . . . . . . . . . . . . . . . . . . . .  79
     Section 11.14. Renewal and Substitution of Line of
                    Credit Facilities.  . . . . . . . . . . . . . . . . . .  79
     Section 11.15. Consents and Terminations.  . . . . . . . . . . . . . .  80
     Section 11.16. Designation as Senior Indebtedness. . . . . . . . . . .  80
     Section 11.17. Confidentiality.  . . . . . . . . . . . . . . . . . . .  81
     Section 11.18. Agreement in Writing  . . . . . . . . . . . . . . . . .  81

Exhibits

Exhibit A -         Line of Credit Note
Exhibit B -         Swing Line Note
Exhibit C -         Revolving Credit Note
Exhibit D -         Bid Rate Note
Exhibit E -         Committed Loan Borrowing Notice
Exhibit F -         Bid Rate Quote Request
Exhibit G -         Bid Rate Quote
Exhibit H -         Bid Rate Notice of Borrowing
Exhibit I -         Form of Opinion of Robert Terry, general counsel for
                    Borrower
Exhibit J -         Form of Borrower's Monthly Financial Management Report
Exhibit K -         Assignment and Assumption Agreement

Schedule 1.01A -    Excluded Funded Debt
Schedule 1.01B -    Existing Subordinated Indentures
Schedule 1.01C -    Restricted Subsidiaries
Schedule 3.04  -    Outstanding Letters of Credit
Schedule 5.04  -    Litigation
Schedule 5.07  -    Taxes
Schedule 5.08  -    ERISA

Schedule 5.14  -    Partnerships and Joint Ventures
Schedule 7.10  -    Investments as of March 31, 1994
Schedule 11.15 -    Consents and Terminations of Credit Facilities


PC DOCUMENT IDENTIFICATION / WORD PROCESSING WORK REQUEST

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ATTORNEY:  R. TIGHE                  ROOM:  2506         EXT:  6490
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  DESCRIPTION:  CREDIT AGREEMENT

  CREATED BY:                          DATE:  03/05/94

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